Exhibit 99.2

ALEXANDRIA®

EARNINGS PRESS RELEASE AND SUPPLEMENTAL INFORMATION

Fourth Quarter and Year Ended December 31, 2012

Conference Call Information:
Thursday, February 7, 2013
3:00 p.m. Eastern Time / 12:00 p.m. Pacific Time
Number: (866) 638-3013 or (630) 691-2761
Confirmation Code: 34214742

385 EAST COLORADO BOULEVARD, SUITE 299
PASADENA, CALIFORNIA 91101

PROPRIETARY MATERIALS
© 2013 Alexandria Real Estate Equities, Inc.

ALEXANDRIA CENTER™ AT KENDALL SQUARE – CAMBRIDGE

ALEXANDRIA CENTER™ FOR LIFE SCIENCE – NEW YORK CITY

ALEXANDRIA CENTER™ FOR SCIENCE AND TECHNOLOGY – MISSION BAY

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Table of Contents

December 31, 2012

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words.  These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events.  These statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by client tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  Accordingly, you are cautioned not to place undue reliance on such forward-looking statements.  All forward-looking statements are made as of February 7, 2013, the date this document was first made available on our website, and we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.  Note that certain figures are rounded throughout this document, which may impact footing and/or crossfooting of totals and subtotals.

This document is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc.  Any offers to sell or solicitations to buy securities of Alexandria Real Estate Equities, Inc. shall be made only by means of a prospectus approved for that purpose.  Unless otherwise indicated, the “Company,” “Alexandria,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	i

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Company Profile

December 31, 2012

The Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), a self-administered and self-managed real estate investment trust (“REIT”), is the largest and leading investment-grade REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry.  Founded in 1994, Alexandria was the first REIT to identify and pursue the laboratory niche and has since had the first-mover advantage in the core life science cluster locations including Greater Boston, San Francisco Bay Area, San Diego, New York City, Seattle, Suburban Washington, D.C., and Research Triangle Park.  Alexandria’s high-credit client tenants span the life science industry, including renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, United States government research agencies, medical device companies, industrial biotech companies, venture capital firms, and life science product and service companies.  As the recognized real estate partner of the life science industry, Alexandria has a superior track record in driving client tenant productivity and innovation through its best-in-class laboratory and office space, collaborative locations adjacent to leading academic and medical institutions, unparalleled life science real estate expertise and services, and longstanding and expansive network in the life science community, which we believe result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria Real Estate Equities, Inc., please visit www.are.com.

Unique Niche Strategy

Alexandria’s primary business objective is to maximize stakeholder value by providing its stakeholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth.  The key elements to our strategy include our consistent focus on high-quality assets and operations in the top life science cluster locations with our properties located adjacent to life science entities driving growth and technological advances within each cluster.  These adjacency locations are characterized by high barriers to entry and exit, limited supply of available space, and represent highly desirable locations for tenancy by life science entities.  Alexandria’s strategy also includes drawing on its deep and broad life science and real estate relationships in order to attract new and leading life science client tenants and value-added real estate opportunities.  Alexandria was founded in 1994 by Jerry M. Sudarsky and Joel S. Marcus.  Alexandria executed its initial public offering in 1997 and received its investment-grade ratings in 2011.

Management

Alexandria’s executive and senior management team is highly experienced in the REIT industry (uniquely with life science and real estate development, construction, operations, ownership, and expertise) and is the most accomplished team focused on providing high-quality, environmentally sustainable real estate, technical infrastructure, and unique expertise to the broad and diverse life science industry.  Our deep and talented team has decades of life science industry experience.  Our management team also includes highly experienced regional market directors averaging over 20 years of real estate experience, including approximately 10 years with Alexandria.  We believe that our expertise, experience, reputation, and key life science relationships provide Alexandria significant competitive advantages in attracting new business opportunities.

Client Tenant Base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria with solid and stable cash flows.  Investment-grade client tenants represented 47% of Alexandria’s total annualized base rent as of December 31, 2012.  Investment-grade client tenants represented 72% of Alexandria’s top 10 client tenants by annualized base rent as of December 31, 2012.  As of December 31, 2012, our multinational pharmaceutical client tenants represented approximately 26.5% of our annualized base rent, led by Bristol-Myers Squibb Company, Eli Lilly and Company, GlaxoSmithKline plc, Novartis AG, Pfizer Inc., and Roche; revenue-producing life science product and service, medical device, and industrial biotech companies represented approximately 22.6%, led by Illumina, Inc., Laboratory Corporation of America Holdings, Monsanto Company, Qiagen N.V., and Quest Diagnostics Incorporated; non-profit, renowned medical and research institutions, and government agencies represented approximately 16.7% and included Fred Hutchinson Cancer Research Center, Massachusetts Institute of Technology, The Regents of the University of California, Sanford-Burnham Medical Research Institute, The Scripps Research Institute, the United States Government, and University of Washington; public biotechnology companies represented approximately 16.2% and included Amgen Inc., Biogen Idec Inc., Celgene Corporation, Gilead Sciences, Inc., and Onyx Pharmaceuticals, Inc.; private biotechnology companies represented approximately 13.7% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including Constellation Pharmaceuticals, Inc., Epizyme, Inc., FibroGen, Inc., and FORMA Therapeutics, Inc.; and the remaining approximately 4.3% consisted of traditional office client tenants.  Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise positively distinguish Alexandria from all other publicly traded real estate investment trusts and real estate companies.

Company Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange	Phone: (626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail: corporateinformation@are.com
	Series E preferred stock: ARE–E	Web: www.are.com

Summary Data

Cluster markets	Greater Boston, San Francisco Bay Area, San Diego, Greater NYC, Suburban Washington, D.C., Seattle, Research Triangle Park, Canada, India, and China

Fiscal year-end	December 31

Total properties	178

Total rentable square feet	17.1 million

Common Stock Data

	4Q12	3Q12	2Q12	1Q12	4Q11
High trading price	$74.59	$77.10	$76.50	$74.45	$71.07
Low trading price	$64.09	$70.97	$67.40	$66.90	$56.10
Closing stock price, average for period	$69.88	$73.65	$71.67	$71.70	$65.83
Closing stock price, at the end of the quarter	$69.32	$73.52	$72.72	$73.13	$68.97
Dividend per share – quarter/annualized	$0.56/2.24	$0.53/2.12	$0.51/2.04	$0.49/1.96	$0.49/1.96
Closing dividend yield – annualized	3.2%	2.9%	2.8%	2.7%	2.8%
Common shares outstanding at the end of the quarter	63,244,645	63,161,177	62,249,973	61,634,645	61,560,472
Closing market value of outstanding common shares (in thousands)	$4,384,119	$4,643,610	$4,526,818	$4,507,342	$4,245,826
Total market capitalization (in thousands)	$7,953,348	$8,064,386	$7,912,286	$7,673,553	$7,412,402

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	ii

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Investor Information

December 31, 2012

Executive/Senior Management
Joel S. Marcus	Chairman, Chief Executive Officer, & Founder	Thomas J. Andrews	EVP – Regional Market Director-Greater Boston
Dean A. Shigenaga	Chief Financial Officer, EVP, & Treasurer	Daniel J. Ryan	EVP – Regional Market Director-San Diego & Strategic Operations
Stephen A. Richardson	Chief Operating Officer & Regional Market Director-San Francisco Bay Area	John J. Cox	SVP – Regional Market Director-Seattle
Peter M. Moglia	Chief Investment Officer	John H. Cunningham	SVP – Regional Market Director-NY & Strategic Operations
Jennifer J. Pappas	SVP, General Counsel, & Corporate Secretary	Larry J. Diamond	SVP – Regional Market Director-Mid Atlantic
Marc E. Binda	SVP – Finance	Vincent R. Ciruzzi	SVP – Construction & Development
Andres R. Gavinet	Chief Accounting Officer

Equity Research Coverage

Alexandria Real Estate Equities, Inc. is currently covered by the following research analysts.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Alexandria Real Estate Equities, Inc. or its management.  Alexandria Real Estate Equities, Inc. does not by its reference below or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Argus Research Group, Inc.		Evercore Partners		J.P. Morgan Securities LLC
William Eddleman, Jr.	(212) 425-7500	Sheila McGrath	(212) 497-0882	Anthony Paolone	(212) 622-6682
		Nathan Crossett	(212) 497-0870	Joseph Dazio	(212) 622-6416

Banc of America Securities-Merrill Lynch		The Goldman Sachs Group, Inc.		RBC Capital Markets
James Feldman	(646) 855-5808	Matthew Rand	(212) 902-4227	Michael Carroll	(440) 715-2649
Jeffrey Spector	(646) 855-1363	Andrew Rosivach	(212) 902-2796	Rich Moore	(440) 715-2646
Stephen Sihelnik	(646) 855-1829	Caitlin Burrows	(212) 902-4736

Barclays Capital Inc.		Green Street Advisors, Inc.		Robert W. Baird & Company
Ross L. Smotrich	(212) 526-2306	Jeff Theiler	(949) 640-8780	David Rodgers	(216) 737-7341
Michael R. Lewis	(212) 526-3098	John Hornbeak	(949) 640-8780	Mathew R. Spencer	(414) 298-5053

Citigroup Global Markets Inc.		International Strategy & Investment Group Inc.		Standard & Poor’s
Michael Bilerman	(212) 816-1383	George Auerbach	(212) 446-9459	Roy Shepard	(212) 438-1947
Quentin Velleley	(212) 816-6981	Steve Sakwa	(212) 446-9462
Emmanuel Korchman	(212) 816-1382	Gwen Clark	(212) 446-5611

Cowen and Company, LLC		JMP Securities – JMP Group, Inc.		UBS Financial Services Inc.
James Sullivan	(646) 562-1380	William C. Marks	(415) 835-8944	Ross Nussbaum	(212) 713-2484
Michael Gorman	(646) 562-1381	Whitney Stevenson	(415) 835-8948	Gabriel Hilmoe	(212) 713-3876
				Weina Hou	(212) 713-4057

Rating Agencies

Moody’s Investors Service		Standard & Poor’s
Philip Kibel	(212) 553-4569	Lisa Sarajian	(212) 438-2597
Maria Maslovsky	(212) 553-4831	George Skoufis	(212) 438-2608

Rating

Moody’s Investors Service		Standard & Poor’s
Issuer Rating	Baa2 Stable Outlook	Corporate Credit Rating	BBB- Stable Outlook

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	iii

Contact:	Joel S. Marcus
Chairman, Chief Executive Officer, & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.

Reports

Fourth Quarter and Year Ended December 31, 2012

Financial and Operating Results

FFO Per Share – Diluted, as Adjusted, of $1.16 and $4.38 for Three Months and Year Ended 4Q12

EPS - Diluted of $0.33 and $1.09 for Three Months and Year Ended 4Q12

Total Revenues for the Three Months and Year Ended 4Q12 Up 11% and 7% Over Same Period in Prior Year

NOI from Continuing Operations for the Three Months Ended 4Q12 Up 10% Over 4Q11

Achieved Significant NOI Growth From Delivery of Development and Redevelopment Projects

PASADENA, CA. – February 7, 2013 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced financial and operating results for the fourth quarter and year ended December 31, 2012.

Fourth Quarter and Year Ended December 31, 2012, Highlights

Results

•                   Funds From Operations (“FFO”) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, as Adjusted, for the Three Months Ended December 31, 2012, was $72.9 Million, or $1.16 Per Share;  FFO Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, as Adjusted, for the Year Ended December 31, 2012, was $272.1 Million, or $4.38 Per Share

•                   Adjusted Funds From Operations (“AFFO”) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Three Months Ended December 31, 2012, was $66.3 Million, or $1.05 Per Share;  AFFO Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Year Ended December 31, 2012, was $257.7 Million, or $4.15 Per Share

•                   Net Income Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Three Months Ended December 31, 2012, was $21.0 Million, or $0.33 Per Share; Net Income Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Three Months Ended December 31, 2012, was $24.7 Million, or $0.39 Per Share, Excluding Impairment of Land Parcel/Real Estate Aggregating $3.7 Million, or $0.06 Per Share; Net Income Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Year Ended December 31, 2012, was $67.6 Million, or $1.09 Per Share; Net Income Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Year Ended December 31, 2012, was $85.8 Million, or $1.38 Per Share, Excluding Impairment of Land Parcel/Real Estate, Loss on Early Extinguishment of Debt, Gain on Sale of Land Parcel/Real Estate, and Preferred Stock Redemption Charge Aggregating $18.2 Million, or $0.29 Per Share

Core Operating Metrics

•                   Total Revenues for the Three Months Ended December 31, 2012, were $154.2 Million, Up 11%, Compared to Total Revenues for the Three Months Ended December 31, 2011, of $139.2 Million; Total Revenues for the Year Ended December 31, 2012, were $586.1 Million, Up 7%, Compared to Total Revenues for the Year Ended December 31, 2011, of $548.2 Million

•                   Net Operating Income (“NOI”) from Continuing and Discontinued Operations for the Three Months Ended December 31, 2012, was $111.1 Million, or $444.5 Million on an Annualized Basis, Up 9%, Compared to NOI from Continuing and Discontinued Operations for the Three Months Ended December 31, 2011, of $101.8 Million, or $407.2 Million on an Annualized Basis; NOI for the Three Months Ended December 31, 2012, was $107.5 Million, Up 10%, Compared to NOI for the Three Months Ended December 31, 2011, of $97.7 Million; NOI for the Year Ended December 31, 2012, was $411.6 Million, Up 6%, Compared to NOI for the Year Ended December 31, 2011, of $388.7 Million

•                   47% of Total Annualized Base Rent (“ABR”) from Investment-Grade Client Tenants

•                   Investment-Grade Client Tenants Represented 72% of Top 10 Client Tenants’ ABR

•                   Operating Margins at 70% for the Three Months Ended December 31, 2012

•                   Cash and GAAP Same Property Net Operating Income Increases of 6.3% and 0.7%, Respectively, for the Three Months Ended December 31, 2012

•                   Cash and GAAP Same Property Net Operating Income Increase of 3.5% and Decrease of 0.5%, Respectively, for the Year Ended December 31, 2012

•                   Second Highest Year of Leasing Activity in Company History

•                   During the Three Months Ended December 31, 2012, Executed 47 Leases for 678,000 Rentable Square Feet, Including 265,000 Rentable Square Feet of Development and Redevelopment Space; Rental Rate Decrease of 2.9% and Increase of 2.6% on a Cash and GAAP Basis, Respectively, on Renewed/Re-Leased Space; Excluding One Lease for 70,000 Rentable Square Feet in the Suburban Washington, D.C., Market, Rental Rates for Renewed/Re-Leased Space were, on Average, 1.3% Higher and 6.1% Higher than Rental Rates for Expiring Leases on a Cash and GAAP Basis, Respectively

•                   During the Year Ended December 31, 2012, Executed 187 Leases for 3,281,000 Rentable Square Feet, Including 1,135,000 Rentable Square Feet of Development and Redevelopment Space; Rental Rate Decrease of 2.0% and Increase of 5.2% on a Cash and GAAP Basis, Respectively, on Renewed/Re-Leased Space; Excluding One Lease for 48,000 Rentable Square Feet in the Research Triangle Park Market and Two Leases for 141,000 Rentable Square Feet in the Suburban Washington, D.C., Market, Rental Rates for Renewed/Re-Leased Space were, on Average, 0.4% Higher and 7.1% Higher than Rental Rates for Expiring Leases on a Cash and GAAP Basis, Respectively

•                   Occupancy Percentage for North America Operating Properties of 94.6%, Up from 94.2%, and Occupancy Percentage for North America Operating and Redevelopment Properties of 91.6% Up from 90.0%; Occupancy Percentage for All Operating Properties of 93.4%, Up from 93.0%, Including Asia Properties, and Occupancy Percentage for All Operating and Redevelopment Properties of 89.8%, Up from 88.3%, Including Asia Properties

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	1

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2012, Financial and Operating Results

(Unaudited)

Value-Added Opportunities and External Growth

Key Commencements - Development

•                   In November 2012, Commenced Development of 430 East 29th Street, the West Tower of the Alexandria Center™ for Life Science – New York City, Located in the Greater NYC Market, a Building with 419,806 Rentable Square Feet; 14% Pre-Leased Plus an Additional 40% Subject to Letters of Intent

•                   In April 2012, Commenced Development of 360 Longwood Avenue, Located in the Greater Boston Market, a 37% Pre-Leased Unconsolidated Joint Venture Project with 414,000 Rentable Square Feet

Key Commencements - Redevelopment

•                   In October 2012, Commenced Conversion of Manufacturing Space into Laboratory Space Through Redevelopment of 4757 Nexus Center Drive, Located in the San Diego Market, a 100% Pre-Leased Project with 68,423 Rentable Square Feet

•                   In October 2012, Commenced Conversion of Office Space into Laboratory Space Through Redevelopment of 1616 Eastlake Avenue, Located in the Seattle Market, a 61% Pre-Leased Project with 66,776 Rentable Square Feet

Key Deliveries - Development

•                   In November 2012, Completed Development of 259 East Grand Avenue, Located in the San Francisco Bay Area Market, a 100% Leased Building with 170,618 Rentable Square Feet

•                   In October 2012, Completed Development of 400/450 East Jamie Court, Located in the San Francisco Bay Area Market, an 80% Leased Project with 163,036 Total Rentable Square Feet

•                   In October 2012, Completed Development of 5200 Illumina Way, Located in the San Diego Market, a 100% Leased Project with 127,373 Rentable Square Feet

•                   In September 2012, Completed Development of 4755 Nexus Center Drive, Located in the San Diego Market, a 100% Leased Project with 45,255 Rentable Square Feet

•                   In April 2012, Completed Development Located in the Canadian Market, a 100% Leased Project with 26,426 Rentable Square Feet

Key Deliveries - Redevelopment

•                   In November/December 2012, Partially Completed Redevelopment of 100% Leased 140,532 Rentable Square Feet at 400 Technology Square, Located in the Greater Boston Market, a Building with 212,124 Total Rentable Square Feet

•                   From November 2011 to September 2012, Completed Redevelopment of 10300 Campus Point Drive, Located in the San Diego Market, a 96% Leased Project with 279,138 Rentable Square Feet, including 189,562 Rentable Square Feet Completed in September 2012

•                   In June 2012, Completed Redevelopment of 3530/3550 John Hopkins Court, Located in the San Diego Market, a 100% Leased Project with 98,320 Rentable Square Feet

Balance Sheet Strategy and Significant Milestones

•                   Our Balance Sheet Strategy Continues to Focus on Our Leverage Target of 6.5x Net Debt to Adjusted EBITDA by December 31, 2013, by Funding our Significant Development and Redevelopment Projects in 2013 with Leverage-Neutral Sources of Capital and by Continuing to Execute Our Asset Recycling Program

•                   In 2012, Executed Capital Strategy and Proved Access to Diverse Sources of Capital Strategically Important to Our Long-Term Capital Structure; Successfully Accessed Every Long-Term Component of Our Targeted Sources of Capital, Including Proceeds from Our Asset Recycling Program, Unsecured Senior Line of Credit, 4.60% Unsecured Senior Notes Payable Offering, Secured Construction Loan, 6.45% Series E Preferred Stock Offering, and Selective “At The Market” Common Stock Offerings

•                   Completed $75.1 Million of Asset Sales in 2012; Completed Additional $84.0 Million of Asset Sales in 2013

•                   In June 2012, Established an “At The Market” Common Stock Offering Program and Raised $97.9 Million in Net Proceeds from Sales Under This Program in 2012

•                   In June 2012, Closed a Secured Construction Loan with Aggregate Commitments of $55.0 Million for a Development Project at 259 East Grand Avenue Located in the San Francisco Bay Area Market

•                   In April 2012, Amended Our $1.5 Billion Unsecured Senior Line of Credit to Reduce Its Interest Rate and Extend Its Maturity Date to April 2017, Assuming We Exercise Our Sole Right to Extend the Maturity Date Twice

•                   In April 2012, Redeemed All $129.6 Million of Our Outstanding 8.375% Series C Preferred Stock

•                   In March 2012, Completed a 6.45% Series E Preferred Stock Offering with Net Proceeds of $124.9 Million

•                   In February 2012, Completed Our 4.60% Unsecured Senior Notes Payable Offering with Net Proceeds of $544.6 Million; Net Proceeds from the Offering Were Used to Repay Certain Outstanding Variable Rate Bank Debt, Including All $250 Million of Our 2012 Unsecured Senior Bank Term Loan

•                   In January and April 2012, Retired All $84.8 Million of Our 3.70% Unsecured Senior Convertible Notes

Events Subsequent to Year End

•                   In January 2013, Executed a Lease for 244,123 Rentable Square Feet at 75/125 Binney Street, Located in the Greater Boston Market and in the First Quarter of 2013 Expect to Commence Development of this 386,275 Rentable Square Feet, 63% Pre-Leased Project

•                   In January 2013, Completed Sale of 1124 Columbia Street and Two Land Parcels, Located in the Seattle Market, a Building with 203,817 Rentable Square Feet, for a Sales Price of Approximately $42.6 Million, to a Buyer Expected to Renovate and Reposition the Property for Medical Office Use

•                   In February 2013, Completed Sale of 25/35/45 West Watkins Mill Road, 1201 Clopper Road, and a Land Parcel, Located in the Suburban Washington D.C., Market, Two Buildings with an Aggregate of 282,523 Rentable Square Feet, for a Sales Price of Approximately $41.4 Million, to a Buyer Expected to Renovate and Reposition these Properties; Recognized a Gain on Sale of Approximately $0.1 Million

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	2

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2012, Financial and Operating Results

(Unaudited)

VALUE-ADDED OPPORTUNITIES AND EXTERNAL GROWTH

As of December 31, 2012, 96% of our leases contained annual rent escalations that were either fixed or based on a consumer price index or another index.  Our initial stabilized yield on a cash basis reflects cash rents at date of stabilization and does not reflect contractual rent escalations beyond the stabilization date.  We expect, on average, our contractual cash rents related to our value-added projects to increase over time.  Initial stabilized yield is calculated as the quotient of the estimated amounts of net operating income and our investment in the property at stabilization (“Initial Stabilized Yield”).

During the three months and year ended December 31, 2012, we executed leases aggregating 265,000 and 1,135,000 rentable square feet, respectively, related to our development and redevelopment projects.

Development and redevelopment

The following table summarizes the commencement of key development and redevelopment projects (dollars in thousands, except per square foot amounts):

						Investment			Initial
	Commencement	Rentable		Pre-Leased		at		Per	Stabilized Yield		Key
Address/Market	Date	Square Feet		%		Completion		RSF	Cash	GAAP	Client Tenant
Development
75/125 Binney Street, Greater Boston	1Q13	386,275	(1)	63%	(1)	$351,439		$910	8.0%	8.2%	ARIAD Pharmaceuticals, Inc.
430 East 29th Street, Greater NYC	November 2012	419,806		14%	(2)	$463,245		$1,103	6.6%	6.5%	Roche
360 Longwood Avenue, Greater Boston	April 2012	414,000		37%	(3)	$350,000	(4)	$845	8.3%	8.9%	Dana-Farber Cancer Institute, Inc.

Redevelopment
4757 Nexus Center Drive, San Diego	October 2012	68,423		100%		$34,829		$509	7.6%	7.8%	Genomatica, Inc.
1616 Eastlake Avenue, Seattle	October 2012	66,776		61%		$37,816		$566	8.4%	8.6%	Infectious Disease Research Institute

(1)             Represents a one-building project with two towers totaling 386,275 rentable square feet.  ARIAD Pharmaceuticals, Inc. leased 100% of the 216,926 rentable square feet at 125 Binney Street and 27,197 rentable square feet at 75 Binney Street, with additional potential expansion opportunities through June 30, 2014.  See page 10 for additional details on current assumptions included in our guidance for funding the cost to complete the development of 75/125 Binney Street.

(2)             We have an additional 40% of the 419,806 rentable square feet that are at the letter of intent stage.

(3)             Dana-Farber Cancer Institute, Inc. also has an option to lease an additional two floors of approximately 99,000 rentable square feet, or an additional 24% of the total rentable square feet of our unconsolidated joint venture development project through June 2014.

(4)             Represents the total venture cost at completion.  As of December 31, 2012, our equity investment was approximately $28.7 million related to our 27.5% ownership interest in the unconsolidated real estate entity.  Our expected remaining cash commitment to the venture of approximately $16.9 million is less than the $22.3 million received in March 2012 from an in-substance partial sale of our interest in the underlying real estate.

The following table summarizes the delivery of key development and redevelopment projects during the year ended December 31, 2012 (dollars in thousands, except per square foot amounts):

	Portion Delivered			Total Project
			Occupancy	Investment		Total Project Initial
	Completion	Rentable	as of	at	Per	Stabilized Yield				Key
Address/Market	Date	Square Feet	12/31/2012	Completion	RSF	Cash		GAAP		Client Tenant(s)
Development
259 East Grand Avenue, San Francisco Bay Area	November 2012	170,618	100%	$74,090	$434	8.7%	(1)	8.6%	(1)	Onyx Pharmaceuticals, Inc.
400/450 East Jamie Court, San Francisco Bay Area	October 2012	163,036	80%	$112,106	$688	4.9%	(2)	4.9%	(2)	Stem CentRx, Inc.
5200 Illumina Way, San Diego	October 2012	127,373	100%	$46,978	$369	7.0%		11.2%		Illumina, Inc.
4755 Nexus Center Drive, San Diego	September 2012	45,255	100%	$23,084	$510	6.8%		7.5%		Optimer Pharmaceuticals, Inc.
Canada	April 2012	26,426	100%	$8,883	$336	7.7%		8.3%		GlaxoSmithKline plc

Redevelopment
400 Technology Square, Greater Boston	November – December 2012	140,532 (3)	100%	$144,688	$1,030	8.1%		8.9%		Ragon Institute of MGH, MIT and Harvard; Epizyme, Inc.; Aramco Services Company, Inc.
10300 Campus Point Drive, San Diego	November 2011 – September 2012	279,138 (4)	96%	$131,649	$472	7.9%		7.7%		The Regents of the University of California; Celgene Corporation
3530/3550 John Hopkins Court, San Diego	June 2012	98,320	100%	$50,898	$518	8.9%		9.1%		Genomics Institute of the Novartis Research Foundation; Verenium Corporation

(1)             The Initial Stabilized Yield on a cash and GAAP basis for this project was approximately 8.7% and 8.6%, respectively, or approximately 0.7% and 0.6% higher than the mid-point of our previous Initial Stabilized Yield estimates of 8.0%, on a cash and GAAP basis, respectively.

(2)             The Initial Stabilized Yield on a cash and GAAP basis for this project was approximately 4.9% and 4.9%, respectively, or approximately 0.7% and 0.6% higher than our previous Initial Stabilized Yield estimate of 4.2% and 4.3%, on a cash and GAAP basis, respectively.

(3)             In November and December 2012, we partially completed the redevelopment of 140,532 rentable square feet at 400 Technology Square, a building with 212,124 total rentable square feet.

(4)             Includes 189,562 rentable square feet delivered in September 2012, and 89,576 rentable square feet delivered in November 2011.

Acquisitions

In April 2012, we acquired 3013/3033 Science Park Road located in the San Diego market, which consists of two buildings aggregating 176,500 rentable square feet of non-laboratory space, for approximately $13.7 million.  The property was 100% leased on a short-term basis to a non-life science tenant and thereafter, we expect to redevelop the property.  We expect to provide an estimate of our Initial Stabilized Yields in the future upon commencement of development/redevelopment activity.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2012, Financial and Operating Results

(Tabular dollar amounts in thousands, except per square foot amounts)

(Unaudited)

BALANCE SHEET STRATEGY AND SIGNIFICANT MILESTONES

Our balance sheet strategy continues to focus on our leverage target of achieving net debt to adjusted EBITDA of 6.5x by December 31, 2013, by funding our significant development and redevelopment projects in 2013 with leverage-neutral sources of capital and by continuing to execute our asset recycling program.  During 2012, we executed our capital strategy and proved that we have access to diverse sources of capital that we believe is strategically important to our long-term capital structure.  These sources of capital included 1) real estate asset dispositions, 2) secured construction project financing, 3) unsecured line of credit, 4) unsecured note payable, 5) joint venture capital, 6) preferred stock, and 7) common stock through our “at the market” common stock offering program.

Real estate asset sales

We continue the disciplined execution of our asset recycling program to monetize non-strategic operating and non-income-producing assets as a source of capital while minimizing the issuance of common equity.  We target the following asset types for sale and redeploy the capital to fund active development and redevelopment projects with significant pre-leasing:

•                   Older buildings: elimination of potential capital expenditures and leasing risk;

•                   Non-strategic assets: disposition of properties not proximate to academic medical research centers in core life science cluster locations;

•                   Assets with alternative uses for buyer: transformation into non-laboratory space, such as medical office buildings, hospitals, and residential spaces;

•                   Suburban locations: reinvestment in higher value, Class-A assets in urban “brain trust” life science cluster locations; or

•                   Excess land: reduction of non-income-producing land holdings in certain clusters, while maintaining specific land parcels for future growth.

A portion of our projected 2013 asset sales is under negotiation and we expect to identify the remainder of the assets for disposition in the first half of 2013 in order to seek to achieve our target dispositions.

The following table presents our completed real estate asset sales:

			Rentable/	Sales		Occupancy	Annualized
		Date	Developable	Price		at Date	GAAP	Sales		Gain
Description	Location	of Sale	Square Feet	per SF		of Sale	NOI (1)	Price		on Sale
Sales completed in 2012
1201/1209 Mercer Street (2)	Seattle	September 2012	76,029	$73		0%	$45	$5,570		$54
801 Dexter Avenue North (2)	Seattle	August 2012	120,000	$72		0%	$(96)	8,600		$55
200 Lawrence Drive/210 Welsh Pool Road	Pennsylvania	July 2012	210,866	$94		100%	$2,193	19,750	(3)	$103
155 Fortune Boulevard (4)	Route 495/Worcester	July 2012	36,000	$222		100%	$804	8,000		$1,350
5110 Campus Drive (4)	Pennsylvania	May 2012	21,000	$86		71%	$77	1,800		$2
Land parcel	Greater Boston	March 2012	(5)	$275		N/A	N/A	31,360		$1,864
Sales completed in 2012								75,080

Sales completed in 1Q13
1124 Columbia Street	Seattle	January 2013	203,817	$209		81% (6)	$6,802	42,600		$–
25/35/45 West Watkins Mill Road/1201 Clopper Road (7)	Suburban Washington D.C.	February 2013	282,523	$147	(8)	100%	$7,795	41,400		$53
Sales completed in 2013								84,000

Total								$159,080

(1)             Annualized using actual year-to-date results as of the quarter end prior to date of sale or December 31, 2012.

(2)             Properties sold to residential developers.

(3)             Sales price reflects the near-term lease expiration of a client tenant occupying 38,513 rentable square feet, or 18% of the total rentable square feet, on the date of sale.  In connection with the sale, we received a secured note receivable for $6.1 million with a maturity date in 2018.

(4)             Properties were sold to client tenants.

(5)             In March 2012, we completed an in-substance partial sale of our interest in underlying real estate supporting a project with 414,000 rentable square feet for approximately $31.4 million, or approximately $275 per rentable square foot.

(6)             The property is expected to become 74% vacant in 2013 and the current buyer is expected to significantly renovate the property into medical office use.  The sales price of 1124 Columbia Street includes a $29.8 million secured note receivable due in 2015 with an option to extend the maturity date by one year.  As of December 31, 2012, this property is classified in discontinued operations.

(7)             These properties met the classification for discontinued operations in January 2013 and were classified as operating properties as of December 31, 2012.  We completed the sale on February 1, 2013, and recognized a $0.1 million gain upon the closing of the transaction.

(8)             These properties are expected to become 17% vacant in 2013, with significant additional vacancy in subsequent years, and the buyer is expected to significantly renovate the property at 1201 Clopper Road.

Impairment of real estate assets

During the three months ended September 30, 2012, we committed to sell four operating properties comprised of 1124 Columbia Street in the Seattle market and One Innovation Drive, 377 Plantation Street, and 381 Plantation Street in the suburban Greater Boston market, aggregating 504,130 rentable square feet, rather than to hold them on a long-term basis.  At the time of our commitment to dispose of these assets, these four properties were on average 94% occupied and generated approximately $12.8 million in annual operating income.  Upon our commitment to sell, we wrote down the value of these assets to our estimate of fair value, based on the anticipated sales price, less cost to sell.  As a result, we recognized an impairment charge of approximately $9.8 million.  In December 2012, we entered into an agreement with a third party to sell 1124 Columbia Street, at a price of $42.6 million which was below our reduced carrying value as of September 30, 2012.  As a result we recognized an additional impairment charge of $1.6 million to write down the carrying value to our revised estimated fair value less cost to sell.  In January 2013, we completed the sale of this property and no gain or loss on sale was recognized.

During the three months ended December 31, 2012, we committed to sell a land parcel with 50,000 developable square feet rather than hold it on a long-term basis for future development.  Upon our decision to sell, we wrote down the value of the land parcel to our estimate of fair value, based on the anticipated sales price, less cost to sell.  As a result, we recognized an impairment charge of approximately $2.1 million.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2012, Financial and Operating Results

(Unaudited)

Sale of land parcel

In March 2012, we completed an in-substance partial sale of our interest in a joint venture that owned a land parcel supporting a future building with 414,000 rentable square feet in the Longwood Medical Area of the Greater Boston market to a newly formed joint venture (the “Restated JV”) with National Development and Charles River Realty Investors, and admitted as a 50% member Clarion Partners, LLC, resulting in a reduction of our ownership interest from 55% to 27.5%.  The transfer of one-half of our 55% ownership interest in this real estate venture to Clarion Partners, LLC, was accounted for as an in-substance partial sale of an interest in the underlying real estate.  In connection with the sale of one-half of our 55% ownership interest in the land parcel, we received a special distribution of approximately $22.3 million, which included the recognition of a $1.9 million gain on sale of land and approximately $5.4 million from our share of loan refinancing proceeds.  The land parcel we sold in March 2012 did not meet the criteria for classification as discontinued operations since the parcel did not have any significant operations prior to disposition.  Pursuant to the presentation and disclosure literature on gains/losses on sales or disposals by REITs required by the Securities and Exchange Commission (“SEC”), gains or losses on sales or disposals by a REIT that do not qualify as discontinued operations are classified below income (loss)  from discontinued operations in the income statement.  Accordingly, we classified the $1.9 million gain on sale of land below income (loss) from discontinued operations, net, in the condensed consolidated statements of income, and included the gain in income from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders in the “control number,” or numerator for computation of earnings per share.  Our 27.5% share of the land was sold at approximately $31 million (including closing costs), or approximately $275 per rentable square foot.  Upon formation of the Restated JV, the existing $38.4 million secured loan was refinanced with a seven-year (including two one-year extension options) non-recourse $213 million secured construction loan with initial loan proceeds of $50 million.  As of December 31, 2012, the outstanding balance on the construction loan was $61.0 million.  We do not expect our share of capital contributions through the completion of the project to exceed the approximate $22.3 million in net proceeds received in this transaction.  Construction of this $350 million project commenced in April 2012.  The initial occupancy date for this project is expected to be in the fourth quarter of 2014.  The project is 37% pre-leased to Dana-Farber Cancer Institute, Inc.  In addition, Dana-Farber Cancer Institute, Inc. has an option to lease an additional two floors approximating 99,000 rentable square feet, or 24% of the total rentable square feet of the project.  In addition to our economic share of the joint venture, we also expect to earn development and other fees of approximately $3.5 million through 2015, and recurring annual property management fees thereafter, from this project.

“At the market” common stock offering program

In June 2012, we established an “at the market” common stock offering program under which we may sell, from time to time, up to an aggregate of $250.0 million of our common stock through our sales agents, BNY Mellon Capital Markets, LLC and Credit Suisse Securities (USA) LLC, during a three-year period.  During the year ended December 31, 2012, we sold an aggregate of 1,366,977 shares of common stock for gross proceeds of approximately $100.0 million at an average stock price of $73.15 and net proceeds of approximately $97.9 million, including commissions and other expenses of approximately $2.1 million.  Net proceeds from the sales were used to pay down the outstanding balance on our senior unsecured line of credit or other borrowings, and for general corporate purposes.  As of December 31, 2012, approximately $150.0 million of our common stock remained available for issuance under the “at the market” common stock offering program.

Secured construction loan for development project in San Francisco Bay Area market

In June 2012, we closed a secured construction loan with aggregate commitments of $55.0 million.  We have an option to extend the stated maturity date of July 1, 2015, by one year, twice, to July 1, 2017.  The construction loan bears interest at the London Interbank Offered Rate (“LIBOR”) or the base rate specified in the construction loan agreement, defined as the higher of either the prime rate being offered by our lender or the federal funds rate in effect on the day of borrowing (“Base Rate”), plus in either case a specified margin of 1.50% for LIBOR borrowings or 0.25% for Base Rate borrowings.  As of December 31, 2012, commitments of $38.1 million were available under this loan.

Amendment of $1.5 billion unsecured senior line of credit

In April 2012, we amended our $1.5 billion unsecured senior line of credit with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., and Citigroup Global Markets Inc. as joint lead arrangers, and certain lenders, to extend the maturity date of our unsecured senior line of credit, provide an accordion option for up to an additional $500 million, and reduce the interest rate for outstanding borrowings.  The maturity date of the unsecured senior line of credit was extended to April 2017, assuming we exercise our sole right to extend the stated maturity date twice by an additional six months after each exercise.  Borrowings under the unsecured senior line of credit bear interest at LIBOR or the base rate specified in the amended unsecured senior line of credit agreement, plus in either case a specified margin (the “Applicable Margin”).  The Applicable Margin for LIBOR borrowings under the unsecured senior line of credit was set at 1.20%, down from the 2.40% in effect immediately prior to the modification.  In addition to the Applicable Margin, our unsecured senior line of credit is subject to an annual facility fee of 0.25% based on the aggregate commitments outstanding.  In connection with the modification of our unsecured senior line of credit in April 2012, we recognized a loss on early extinguishment of debt of approximately $1.6 million related to the write-off of a portion of unamortized loan fees for the three months ended June 30, 2012.

8.375% series C preferred stock redemption

In April 2012, we redeemed all 5,185,500 outstanding shares of our Series C Preferred Stock at a price equal to $25.00 per share, or approximately $129.6 million in aggregate, and paid $0.5234375 per share, representing accumulated and unpaid dividends to the redemption date on such shares.  We announced the redemption and recognized a preferred stock redemption charge of approximately $6.0 million to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders in March 2012, related to the write-off of original issuance costs of the Series C Preferred Stock.

6.45% series E preferred stock offering

In March 2012, we completed a public offering of 5,200,000 shares of our 6.45% series E cumulative redeemable preferred stock (“Series E Preferred Stock”).  The shares were issued at a price of $25.00 per share, resulting in net proceeds of approximately $124.9 million (after deducting underwriters’ discounts and other offering costs).  The proceeds were initially used to reduce the outstanding borrowings under our unsecured senior line of credit.  We then borrowed funds under our unsecured senior line of credit to redeem our 8.375% series C cumulative redeemable preferred stock (“Series C Preferred Stock”) in April 2012.  The dividends on our Series E Preferred Stock are cumulative and accrue from the date of original issuance.  We pay dividends quarterly in arrears at an annual rate of 6.45%, or $1.6125 per share.  Our Series E Preferred Stock has no stated maturity date, is not subject to any sinking fund or mandatory redemption provisions, and is not redeemable before March 15, 2017, except to preserve our status as a REIT.  On and after March 15, 2017, we may, at our option, redeem the Series E Preferred Stock, in whole or in part, at any time for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on the Series E Preferred Stock up to, but excluding, the redemption date.  In addition, upon the occurrence of a change of control, we may, at our option, redeem the Series E Preferred Stock, in whole or in part within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the date of redemption.  Investors in our Series E Preferred Stock generally have no voting rights.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2012, Financial and Operating Results

(Unaudited)

4.60% unsecured senior notes payable offering

In February 2012, we completed the issuance of our 4.60% unsecured senior notes payable due in February 2022.  Net proceeds of approximately $544.6 million were used to repay certain outstanding variable rate bank debt, including the entire $250 million of our 2012 unsecured senior bank term loan (“2012 Unsecured Senior Bank Term Loan”), and approximately $294.6 million of outstanding borrowings under our unsecured senior line of credit.  In connection with the retirement of our 2012 Unsecured Senior Bank Term Loan, we recognized a loss on early extinguishment of debt of approximately $0.6 million related to the write-off of unamortized loan fees for the three months ended March 31, 2012.

Retirement of 3.70% unsecured senior convertible notes

In January 2012, we repurchased approximately $83.8 million in principal amount of our 3.70% unsecured senior convertible notes (“3.70% Unsecured Senior Convertible Notes”) at par, pursuant to options exercised by holders thereof under the indenture governing the notes.  In April 2012, we repurchased the remaining outstanding $1.0 million in principal amount of the notes.  In aggregate, we repurchased approximately $84.8 million in principal amount of the notes and we did not recognize a gain or loss as a result during the year ended December 31, 2012.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2012, Financial and Operating Results

(Unaudited)

GUIDANCE

Earnings outlook

Based on our current view of existing market conditions and certain current assumptions, we expect that our earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted and FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted for the year ended December 31, 2013, will be as set forth in the table below.  The table below provides a reconciliation of FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, a non-GAAP measure, to earnings per share, the most directly comparable GAAP measure and other key assumptions included in our guidance for the year ended December 31, 2013.

Guidance for the Year Ended December 31, 2013	Reported on February 7, 2013	Reported on December 5, 2012
Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$1.41 to $1.61	$1.39 to $1.59
Depreciation and amortization	$2.93 to $3.13	$2.91 to $3.11
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$4.44 to $4.64	$4.40 to $4.60

Key projection assumptions:
Same property net operating income growth – cash basis	4% to 7%	4% to 7%
Same property net operating income growth – GAAP basis	0% to 3%	0% to 3%
Rental rate steps on lease renewals and re-leasing of space – cash basis	Flat to slightly positive	Flat to slightly positive
Rental rate steps on lease renewals and re-leasing of space – GAAP basis	Up 5% to 10%	Up 5% to 10%
Occupancy at the end of 2013	93.9% to 94.3%	93.6% to 94.0%
Straight-line rents	$24 to $26 million	$24 to $26 million
Amortization of above and below market leases	$3 to $4 million	$3 to $4 million
G&A expenses	$48 to $51 million	$48 to $51 million
Capitalization of interest	$47 to $53 million	$47 to $53 million
Interest expense, net	$74 to $84 million	$74 to $84 million
Net debt to adjusted EBITDA for the annualized three months ended December 31, 2013	6.5x	6.5x
Fixed charge coverage ratio for the annualized three months ended December 31, 2013	2.9x to 3.0x	2.9x to 3.0x

As of December 31, 2012, we had approximately $431.6 million and $199.7 million of construction in progress related to our three North American development and eight North American redevelopment projects, respectively.  The completion of these projects, along with recently delivered projects, certain future projects, and contributions from same properties, is expected to contribute significant increases in rental income, net operating income, and cash flows.  Operating performance assumptions related to the completion of our North American development and redevelopment projects, including the timing of initial occupancy, stabilization dates, and Initial Stabilized Yields, are included on page 9 and 10.  Certain key assumptions regarding our projections, including the impact of various development and redevelopment projects, are included in the tables above and on the following page.

The completion of our development and redevelopment projects will result in increased interest expense and other direct project costs, because these project costs will no longer qualify for capitalization and these costs will be expensed as incurred.  Our projection assumptions for depreciation and amortization, general and administrative expenses, capitalization of interest, interest expense, net, and net operating income growth are included in the tables on this page and are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking Statements” section of Part I, the “Risk Factors” section of Item 1A, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section under Item 7, of our annual report on Form 10-K for the year ended December 31, 2011, and the “Risk Factors” section of Item 1A of our quarterly report on Form 10-Q for the period ended September 30, 2012.  To the extent our full year earnings guidance is updated during the year, we will provide additional disclosure supporting reasons for any significant changes to such guidance.  Further, we believe net operating income is a key performance indicator and is useful to investors as a performance measure because, when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2012, Financial and Operating Results

(Unaudited)

Sources and uses of capital

We expect that our principal liquidity needs for the year ended December 31, 2013, will be satisfied by the following multiple sources of capital as shown in the table below.  There can be no assurance that our sources and uses of capital will not be materially higher or lower than these expectations.  Our liquidity available under our unsecured senior line of credit and from cash equivalents was approximately $1.1 billion as of December 31, 2012.

	Reported on February 7, 2013					Reported on December 5, 2012
Sources and Uses of Capital for the Year Ended December 31, 2013 (in millions)	Completed	Projected		Total		Total
Sources of capital:
Net cash provided by operating activities less dividends	$–	$130 - 150		$130 - 150	(1)	$130 - 150
2013 asset sales initially targeted for 4Q12 closing	43	34		77		–
2013 asset sales initially projected on December 5, 2012 (2)
Non-income-producing	–	175 - 225	(3)	175 - 225	(3)	175 - 225
Income-producing	41	34 - 84		75 - 125		75 - 125
Secured construction loan borrowing	–	20 - 30		20 - 30		20 - 30
Unsecured senior notes	–	350 - 450		350 - 450		350 - 450
Issuances under “at the market” common stock offering program	–	125 - 175		125 - 175		125 - 175
Total sources of capital	$84	$868 - 1,148		$952 - 1,232		$875 - 1,155

Uses of capital:
Development, redevelopment, and construction	$–	$545 - 595		$545 - 595	(4)	$545 - 595
Seller financing of asset sales	39	–		39		–
Acquisitions	–	–		–		–	(5)
Secured notes payable repayments (6)	–	37		37		52
Unsecured senior bank term loan repayment	–	125 - 175		125 - 175		125 - 175
Paydown of unsecured senior line of credit	45	161 - 341		206 - 386		153 - 333
Total uses of capital	$84	$868 - 1,148		$952 - 1,232		$875 - 1,155

(1)	See “Projection Results – Key Projection Assumptions” on the previous page.
(2)

A portion of our projected 2013 asset sales is under negotiation and we expect to identify the remainder of the assets for disposition in the first half of 2013 in order to achieve our targeted dispositions.

(3)

Our guidance has assumed transfer of 50% of our ownership interest in the 75/125 Binney Street project to be accounted for as an in-substance partial sale of an interest in a land parcel, with the resulting entity presented as an unconsolidated joint venture (the “Binney JV”) in our financial statements. This sale of a land parcel is included in our total projected asset sales for 2013.

(4)

See “Investment to Complete” columns in the “Development and Redevelopment Projects in North America” table on the following page for additional details underlying this estimate. Our guidance for 2013 development, redevelopment, and construction spending of $545 to $595 million includes our estimated share of incremental capital required to complete the 75/125 Binney Street Project. See page 10 for additional details on the 75/125 Binney Street Project.

(5)	Our guidance has assumed no acquisitions, but we review opportunistic acquisitions that we expect to fund on a leverage-neutral basis.
(6)	The reduction in projected secured notes payable of $15 million is related to two loans that were repaid in 2012 prior to their contractual maturity dates in 2013.

The key assumptions behind the sources and uses of capital in the table above are a favorable capital market environment and performance of our core operations in areas such as delivery of current and future development and redevelopment projects, leasing activity, and renewals.  Our expected sources and uses of capital are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking statements” section of Part I, the “Risk Factors” section of Item 1A, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section under Item 7, of our annual report on Form 10-K for the year ended December 31, 2011, and the “Risk Factors” section of Item 1A of our quarterly report on Form 10-Q for the period ended September 30, 2012.  We expect to update our forecast of sources and uses of capital on a quarterly basis.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Development and Redevelopment Projects in North America
December 31, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

	Project RSF (1)			Leased Status RSF (1)
Market – Submarket/	In								% Leased/
Property	Service	CIP	Total	Leased	Negotiating		Marketing	Total	Negotiating	Client Tenants
Development projects in North America
Greater Boston – Cambridge
225 Binney Street	–	305,212	305,212	305,212	–		–	305,212	100%	Biogen Idec Inc.
San Francisco Bay Area – Mission Bay
499 Illinois Street	–	222,780	222,780	–	–		222,780	222,780	–	N/A
Greater NYC – Manhattan
430 East 29th Street	–	419,806	419,806	60,816	167,244	(2)	191,746	419,806	54%	Roche
Development projects in North America	–	947,798	947,798	366,028	167,244		414,526	947,798	56%

Redevelopment projects in North America
Greater Boston – Cambridge
400 Technology Square	140,532	71,592	212,124	169,939	–		42,185	212,124	80%	Ragon Institute of MGH, MIT and Harvard; Epizyme, Inc.; Warp Drive Bio, LLC; Aramco Services Company, Inc.
San Diego – University Town Center
4757 Nexus Center Drive	–	68,423	68,423	68,423	–		–	68,423	100%	Genomatica, Inc.
Seattle – Lake Union					–
1551 Eastlake Avenue	74,914	42,569	117,483	74,914	–		42,569	117,483	64%	Puget Sound Blood Center and Program
1616 Eastlake Avenue	–	66,776	66,776	40,706	–		26,070	66,776	61%	Infectious Disease Research Institute
Suburban and other redevelopment projects	45,287	182,264	227,551	146,613	59,532		21,406	227,551	91%
Redevelopment projects in North America	260,733	431,624	692,357	500,595	59,532		132,230	692,357	81%
Total development and redevelopment projects in North America	260,733	1,379,422	1,640,155	866,623	226,776		546,756	1,640,155	67%

	Investment (1)						Initial Stabilized			Initial
Market – Submarket/	December 31, 2012		To Complete		Total at	Per	Yield (1) (3)		Project Start	Occupancy	Stabilization
Property	In Service	CIP	2013	Thereafter	Completion (3)	RSF	Cash	GAAP	Date (1)	Date (1)	Date (1)
Development projects in North America
Greater Boston – Cambridge
225 Binney Street	$–	$104,422	$75,851	$–	$180,273	$591	7.5%	8.1%	4Q11	4Q13	4Q13
San Francisco Bay Area – Mission Bay
499 Illinois Street	$–	$113,196	$17,119	$22,894	$153,209	$688	6.4%	7.2%	2Q11	2Q14	1Q15
Greater NYC – Manhattan
430 East 29th Street	$–	$213,960	$134,057	$115,228	$463,245	$1,103	6.6%	6.5%	4Q12	4Q13	2016
Development projects in North America	$–	$431,578	$227,027	$138,122	$796,727	$841

Redevelopment projects in North America
Greater Boston – Cambridge
400 Technology Square	$85,732	$43,966	$14,990	$–	$144,688	$682	8.1%	8.9%	4Q11	4Q12	4Q13
San Diego – University Town Center
4757 Nexus Center Drive	$–	$3,966	$24,167	$6,696	$34,829	$509	7.6%	7.8%	4Q12	4Q13	4Q13 (5)
Seattle – Lake Union
1551 Eastlake Avenue	$41,787	$17,520	$4,703	$–	$64,010	$545	6.7%	6.7%	4Q11	4Q11	4Q13
1616 Eastlake Avenue	$–	$29,033	$4,115	$4,668	$37,816	$566	8.4%	8.6%	4Q12	2Q13	2014
Suburban and other redevelopment projects	$42,320	$105,259	$37,391	$–	$184,970	$813
Redevelopment projects in North America	$169,839	$199,744	$85,366	$11,364	$466,313	$674
Total development and redevelopment projects in North America	$169,839	$631,322	$312,393	$149,486	$1,263,040	$770

Refer to the following page for all footnotes to the table above

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	9

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Development and Redevelopment Projects in North America
December 31, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Development project commencements in the first quarter of 2013 in North America

	Project RSF (1)				Leased Status RSF (1)
Market – Submarket/	In									% Leased/
Property	Service	CIP		Total	Leased	Negotiating	Marketing		Total	Negotiating		Client Tenants
Greater Boston – Cambridge
75/125 Binney Street	–	386,275	(5)	386,275	244,123	–	142,152	(6)	386,275	63%	(6)	ARIAD Pharmaceuticals, Inc.

	Investment								Initial Stabilized			Initial
Market – Submarket/	December 31, 2012		To Complete				Total at	Per	Yield (1) (3)		Project Start	Occupancy	Stabilization
Property	In Service	CIP (4)	2013		Thereafter	Subtotal	Completion (3)	RSF	Cash	GAAP	Date (1)	Date (1)	Date (1)
Greater Boston – Cambridge
75/125 Binney Street	$–	87,452	$101,087	(7)	$162,900	$263,987	$351,439	$910	8.0%	8.2%	1Q13	1Q15	2016

The following table presents the current assumptions included in our guidance for funding of the cost to complete the 75/125 Binney Street project:

Cost to Complete (7)
	2013	Thereafter	Total
ARE investment	$40,000 - 50,000	$–	$40,000 - 50,000
Binney JV partner capital contribution	20,000 - 25,000	–	20,000 - 25,000
Secured construction loan	30,000 - 40,000	160,000 - 165,000	190,000 - 205,000
	$90,000 - 115,000	$160,000 - 165,000	$250,000 - 280,000

(1)

All project information, including rentable square feet; investment; Initial Stabilized Yields; and project start, occupancy and stabilization dates, relates to the discrete portion of each property undergoing active development or redevelopment. A redevelopment project does not necessarily represent the entire property or the entire vacant portion of a property. For example, the redevelopment project at 1616 Eastlake Avenue represents the conversion of two floors from office to laboratory/office aggregating 66,776 rentable square feet. The remaining rentable square feet of 101,714 at this property not undergoing active redevelopment was 74.8% occupied at December 31, 2012, and is included in our operating statistics.

(2)	Represents rentable square feet subject to letters of intent.
(3)

As of December 31, 2012, 96% of our leases contained annual rent escalations that were either fixed or based on a consumer price index or another index. Our Initial Stabilized Yield on a cash basis reflects cash rents at date of stabilization and does not reflect contractual rent escalations beyond the stabilization date. We expect, on average, our contractual cash rents related to our value-added projects to increase over time. Our estimates for initial cash and GAAP yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

(4)

We expect to deliver 54,102 rentable square feet, or 79% of the total project, to Genomatica, Inc. in the fourth quarter of 2013. Genomatica, Inc. is contractually required to lease the remaining 14,411 rentable square feet no later than 18 to 24 months following the delivery of the initial 54,102 rentable square foot space.

(5)

As of December 31, 2012, this project was classified in land undergoing preconstruction activities (additional CIP) in North America. This project will be transferred into active development upon commencement of vertical construction during the three months ended March 31, 2013.

(6)	ARIAD Pharmaceuticals, Inc. has potential additional expansion opportunities through June 2014.
(7)

Our guidance has assumed transfer of 50% of our ownership interest in the 75/125 Binney Street project to be accounted for as an in-substance partial sale of an interest in a land parcel, with the resulting entity presented as an unconsolidated joint venture (the “Binney JV”) in our financial statements. This sale of a land parcel is included in our total projected asset sales for 2013. The total remaining cost to complete for the 75/125 Binney Street project is expected to aggregate approximately $264 million through 2016, of which $101 million is expected to be invested in 2013. The projected sources of funding for the $264 million cost to complete for this project include a secured construction loan of approximately $190 million to $205 million, Binney JV partner capital contribution of approximately $75 million to $80 million, (approximately $20 million to $25 million to be used towards construction) and our investment in the project of approximately $40 million to $50 million. Our guidance for 2013 development, redevelopment, and construction spending of $545 to $595 million, shown on page 8, includes our estimated investment in the project of approximately $40 million to $50 million into the Binney JV.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	10

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2012, Financial and Operating Results

EARNINGS CALL INFORMATION

We will host a conference call on Thursday, February 7, 2013, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the three months and year ended December 31, 2012.  To participate in this conference call, dial (866) 638-3013 or (630) 691-2761 and confirmation code 34214742, shortly before 3:00 p.m. ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.are.com, in the “For Investors” section.  A replay of the call will be available for a limited time from 5:30 p.m. ET/2:30 p.m. PT on Thursday, February 7, 2013.  The replay number is (888) 843-7419 or (630) 652-3042 and the confirmation code is 34214742.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the fourth quarter and year ended December 31, 2012, are available in the “For Investors” section of our website at www.are.com.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), a self-administered and self-managed REIT, is the largest and leading investment-grade REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry.  Founded in 1994, Alexandria was the first REIT to identify and pursue the laboratory niche and has since had the first-mover advantage in every core life science cluster location including Greater Boston, San Francisco Bay Area, San Diego, New York City, Seattle, Suburban Washington, D.C., and Research Triangle Park.  Alexandria’s high-credit client tenants span the life science industry, including renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, United States government research agencies, medical device companies, industrial biotech companies, venture capital firms, and life science product and service companies.  As the recognized real estate partner of the life science industry, Alexandria has a superior track record in driving client tenant productivity and innovation through its best-in-class laboratory and office space, collaborative locations adjacent to leading academic and medical institutions, unparalleled life science real estate expertise and services, and longstanding and expansive network in the life science community, which we believe result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria Real Estate Equities, Inc., please visit www.are.com.

***********

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding our 2013 earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders - diluted, 2013 FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders - diluted, and net operating income for the year ended December 31, 2013, and our projected sources and uses of capital in 2013.  These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events.  These statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by client tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the SEC.  Accordingly, you are cautioned not to place undue reliance on such forward-looking statements.  All forward-looking statements are made as of the date of this press release, and we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	11

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Revenues:
Rental	$114,205	$108,367	$106,463	$103,417	$104,634	$432,452	$414,164
Tenant recoveries	36,180	34,448	32,172	32,386	33,031	135,186	128,299
Other income	3,785	2,640	9,381	2,629	1,584	18,435	5,762
Total revenues	154,170	145,455	148,016	138,432	139,249	586,073	548,225

Expenses:
Rental operations	46,639	44,614	42,359	40,911	41,553	174,523	159,567
General and administrative	12,643	12,485	12,309	10,358	10,601	47,795	41,127
Interest	17,941	17,094	17,922	16,227	14,757	69,184	63,378
Depreciation and amortization	48,072	47,176	51,276	42,326	39,762	188,850	153,087
Impairment of land parcel	2,050	-	-	-	-	2,050	-
Loss on early extinguishment of debt	-	-	1,602	623	-	2,225	6,485
Total expenses	127,345	121,369	125,468	110,445	106,673	484,627	423,644

Income from continuing operations	26,825	24,086	22,548	27,987	32,576	101,446	124,581

Income (loss) from discontinued operations
Income from discontinued operations before impairment of real estate	3,583	4,018	3,093	2,924	2,886	13,618	11,760
Impairment of real estate	(1,601)	(9,799)	-	-	-	(11,400)	(994)
Income (loss) from discontinued operations, net	1,982	(5,781)	3,093	2,924	2,886	2,218	10,766

Gain on sale of land parcel	-	-	-	1,864	-	1,864	46
Net income	28,807	18,305	25,641	32,775	35,462	105,528	135,393

Net income attributable to noncontrolling interests	1,012	828	851	711	1,142	3,402	3,975
Dividends on preferred stock	6,471	6,471	6,903	7,483	7,090	27,328	28,357
Preferred stock redemption charge	-	-	-	5,978	-	5,978	-
Net income attributable to unvested restricted stock awards	324	360	271	235	270	1,190	1,088
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$21,000	$10,646	$17,616	$18,368	$26,960	$67,630	$101,973

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic and diluted:
Continuing operations	$0.30	$0.26	$0.24	$0.25	$0.39	$1.05	$1.55
Discontinued operations, net	0.03	(0.09)	0.05	0.05	0.05	0.04	0.18
Earnings per share – basic and diluted	$0.33	$0.17	$0.29	$0.30	$0.44	$1.09	$1.73

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	63,091,781	62,364,210	61,663,367	61,507,807	61,427,495	62,159,913	59,066,812
Dilutive effect of stock options	-	-	173	1,160	3,939	331	10,798
Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	63,091,781	62,364,210	61,663,540	61,508,967	61,431,434	62,160,244	59,077,610

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	12

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
Assets
Investments in real estate, net	$6,424,578	$6,300,027	$6,208,354	$6,113,252	$6,008,440
Cash and cash equivalents	140,971	94,904	80,937	77,361	78,539
Restricted cash	39,947	44,863	41,897	39,803	23,332
Tenant receivables	8,449	10,124	6,143	8,836	7,480
Deferred rent	170,396	160,914	155,295	150,515	142,097
Deferred leasing and financing costs, net	160,048	152,021	151,355	143,754	135,550
Investments	115,048	107,808	104,454	98,152	95,777
Other assets	90,679	94,356	93,304	86,418	82,914
Total assets	$7,150,116	$6,965,017	$6,841,739	$6,718,091	$6,574,129

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$716,144	$719,350	$719,977	$721,715	$724,305
Unsecured senior notes payable	549,805	549,794	549,783	550,772	84,959
Unsecured senior line of credit	566,000	413,000	379,000	167,000	370,000
Unsecured senior bank term loans	1,350,000	1,350,000	1,350,000	1,350,000	1,600,000
Accounts payable, accrued expenses, and tenant security deposits	423,708	376,785	348,037	323,002	325,393
Dividends payable	41,401	39,468	38,357	36,962	36,579
Preferred stock redemption liability	-	-	-	129,638	-
Total liabilities	3,647,058	3,448,397	3,385,154	3,279,089	3,141,236

Commitments and contingencies

Redeemable noncontrolling interests	14,564	15,610	15,817	15,819	16,034

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series C Preferred Stock	-	-	-	-	129,638
Series D Convertible Preferred Stock	250,000	250,000	250,000	250,000	250,000
Series E Preferred Stock	130,000	130,000	130,000	130,000	-
Common stock	632	632	622	616	616
Additional paid-in capital	3,086,052	3,094,987	3,053,269	3,022,242	3,028,558
Accumulated other comprehensive loss	(24,833)	(19,729)	(37,370)	(23,088)	(34,511)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	3,441,851	3,455,890	3,396,521	3,379,770	3,374,301
Noncontrolling interests	46,643	45,120	44,247	43,413	42,558
Total equity	3,488,494	3,501,010	3,440,768	3,423,183	3,416,859
Total liabilities, noncontrolling interests, and equity	$7,150,116	$6,965,017	$6,841,739	$6,718,091	$6,574,129

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	13

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds From Operations and Adjusted Funds From Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

The following table presents a reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders - basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders - diluted, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted, and AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, for the periods below:

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	$21,000	$10,646	$17,616	$18,368	$26,960	$67,630	$101,973
Depreciation and amortization	48,072	48,173	52,355	43,405	40,966	192,005	158,026
Gain on sale of real estate	-	(1,562)	(2)	-	-	(1,564)	-
Impairment of real estate	1,601	9,799	-	-	-	11,400	994
Gain on sale of land parcel	-	-	-	(1,864)	-	(1,864)	(46)
Amount attributable to noncontrolling interests/unvested stock awards:
Net income	1,336	1,188	1,122	946	1,412	4,592	5,063
FFO	(1,109)	(1,148)	(1,133)	(1,156)	(1,539)	(4,561)	(6,402)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	70,900	67,096	69,958	59,699	67,799	267,638	259,608
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	5	5	6	5	5	21	21
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	70,905	67,101	69,964	59,704	67,804	267,659	259,629
Realized gain on equity investment primarily related to one non-tenant life science entity	-	-	(5,811)	-	-	(5,811)	-
Impairment of land parcel	2,050	-	-	-	-	2,050	-
Loss on early extinguishment of debt	-	-	1,602	623	-	2,225	6,485
Preferred stock redemption charge	-	-	-	5,978	-	5,978	-
Allocation to unvested restricted stock awards	(19)	-	35	(53)	-	(39)	(69)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted	$72,936	$67,101	$65,790	$66,252	$67,804	$272,062	$266,045

Non-revenue-enhancing capital expenditures:
Building improvements	(329)	(935)	(594)	(210)	(675)	(2,068)	(2,531)
Tenant improvements and leasing commissions	(3,170)	(1,844)	(2,148)	(2,019)	(6,083)	(9,181)	(10,600)
Straight-line rent	(9,240)	(5,225)	(5,195)	(8,796)	(9,558)	(28,456)	(26,797)
Straight-line rent on ground leases	471	201	1,207	1,406	1,221	3,285	4,704
Capitalized income from development projects	45	50	72	478	537	645	3,973
Amortization of acquired above and below market leases	(844)	(778)	(778)	(800)	(812)	(3,200)	(9,332)
Amortization of loan fees	2,505	2,470	2,214	2,643	2,551	9,832	9,300
Amortization of debt premiums/discounts	110	112	110	179	565	511	3,819
Stock compensation	3,748	3,845	3,274	3,293	3,306	14,160	11,755
Allocation to unvested restricted stock awards	63	19	15	31	80	127	122
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$66,295	$65,016	$63,967	$62,457	$58,936	$257,717	$250,458

The following table presents a reconciliation of net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders - basic, to FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders - diluted, FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, for the periods below.  For the computation of the weighted average shares used to compute the per share information, refer to the “Definitions and Other Information” section in our supplemental information:

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	$0.33	$0.17	$0.29	$0.30	$0.44	$1.09	$1.73
Depreciation and amortization	0.76	0.78	0.84	0.70	0.67	3.10	2.66
Gain on sale of real estate	-	(0.03)	-	-	-	(0.03)	-
Impairment of real estate	0.03	0.16	-	-	-	0.18	0.02
Gain on sale of land parcel	-	-	-	(0.03)	-	(0.03)	-
Amount attributable to noncontrolling interests/unvested stock awards:
Net income	0.02	0.02	0.02	0.02	0.02	0.07	0.09
FFO	(0.02)	(0.02)	(0.02)	(0.02)	(0.03)	(0.07)	(0.11)
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	1.12	1.08	1.13	0.97	1.10	4.31	4.39
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	-	-	-	-	-	-	-
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	1.12	1.08	1.13	0.97	1.10	4.31	4.39
Realized gain on equity investment primarily related to one non-tenant life science entity	-	-	(0.09)	-	-	(0.09)	-
Impairment of land parcel	0.04	-	-	-	-	0.04	-
Loss on early extinguishment of debt	-	-	0.03	0.01	-	0.02	0.11
Preferred stock redemption charge	-	-	-	0.10	-	0.10	-
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted	$1.16	$1.08	$1.07	$1.08	$1.10	$4.38	$4.50

Non-revenue-enhancing capital expenditures:
Building improvements	(0.01)	(0.01)	(0.01)	-	(0.01)	(0.03)	(0.04)
Tenant improvements and leasing commissions	(0.05)	(0.03)	(0.03)	(0.03)	(0.10)	(0.15)	(0.18)
Straight-line rent	(0.15)	(0.08)	(0.08)	(0.14)	(0.16)	(0.46)	(0.45)
Straight-line rent on ground leases	0.01	-	0.02	0.02	0.02	0.05	0.08
Capitalized income from development projects	-	-	-	0.01	0.01	0.01	0.07
Amortization of acquired above and below market leases	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.05)	(0.16)
Amortization of loan fees	0.04	0.03	0.03	0.04	0.05	0.16	0.16
Amortization of debt premiums/discounts	-	-	-	-	0.01	0.01	0.06
Stock compensation	0.06	0.06	0.05	0.05	0.05	0.23	0.20
AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$1.05	$1.04	$1.04	$1.02	$0.96	$4.15	$4.24

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Non-GAAP Measures

Funds from operations and funds from operations, as adjusted

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted, is also helpful because it allows investors to compare our performance to the performance of other real estate companies between periods, and on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper and related implementation guidance (“NAREIT White Paper”).  The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of real estate and land parcels and impairments of real estate (excluding land parcels), plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Impairments of real estate relate to decreases in the estimated fair value of real estate due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.  Impairments of real estate represent the non-cash write-down of assets when fair value over the recoverability period is less than the carrying value.  We compute FFO, as adjusted, as FFO calculated in accordance with the NAREIT White Paper, plus losses on early extinguishment of debt, preferred stock redemption charges, and impairments of land parcels, less realized gain on equity investment primarily related to one non-tenant life science entity, and the amount of such items which are allocable to our unvested restricted stock awards.  Our calculations of both FFO and FFO, as adjusted, may differ from those methodologies utilized by other equity REITs for similar performance measurements, and, accordingly, may not be comparable to other equity REITs.  Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

Adjusted funds from operations

AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance.  We compute AFFO by adding to or deducting from FFO, as adjusted: (1) non-revenue-enhancing capital expenditures, tenant improvements, and leasing commissions (excludes development and redevelopment expenditures); (2) effects of straight-line rent and straight-line rent on ground leases; (3) capitalized income from development projects; (4) amortization of acquired above and below market leases, loan fees, and debt premiums/discounts; (5) non-cash compensation expense; and (6) allocation of AFFO attributable to unvested restricted stock awards.

We believe that AFFO is a useful supplemental performance measure because it further adjusts to: (1) deduct certain expenditures that, although capitalized and classified in depreciation expense, do not enhance the revenue or cash flows of our properties; (2) eliminate the effect of straight-lining our rental income and capitalizing income from development projects in order to reflect the actual amount of contractual rents due in the period presented; and (3) eliminate the effect of non-cash items that are not indicative of our core operations and do not actually reduce the amount of cash generated by our operations.  We believe that eliminating the effect of non-cash charges related to stock-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that AFFO provides useful information by excluding certain items that are not representative of our core operating results because such items are dependent upon historical costs or subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance.  We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Non-GAAP Measures

(Dollars in thousands,)

(Unaudited)

Net operating income

Net operating income is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus loss on early extinguishment of debt, impairment of land parcel, depreciation and amortization, interest expense, and general and administrative expense.  We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets.  Net operating income on a cash basis is net operating income on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe net operating income is useful to investors as a performance measure, because when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  Net operating income excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties.  For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Real estate impairments have been excluded in deriving net operating income because we do not consider impairment losses to be property level operating expenses.  Real estate impairment losses relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses.  Our real estate impairments represent the write down in the value of the assets to the estimated fair value less cost to sell.  These impairments result from investing decisions and the deterioration in market conditions that adversely impact underlying real estate values.  Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to the timing of corporate strategy.  Property operating expenses that are included in determining net operating income consist of costs that are related to our operating properties, such as utilities, repairs and maintenance, rental expense related to ground leases, contracted services, such as janitorial, engineering, and landscaping, property taxes and insurance, and property level salaries.  General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.  Net operating income presented by us may not be comparable to net operating income reported by other equity REITs that define net operating income differently.  We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  Net operating income should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.  The following table presents a reconciliation of net operating income from continuing operations to income from continuing operations, and a reconciliation of net operating income from discontinued operations to income from discontinued operations, net:

	Three Months Ended		Year Ended
Continuing operations	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Total revenues	$154,170	$139,249	$586,073	$548,225
Rental operating expenses	46,639	41,553	174,523	159,567
Net operating income	107,531	97,696	411,550	388,658
Operating margins	70%	70%	70%	71%
General and administrative	12,643	10,601	47,795	41,127
Interest	17,941	14,757	69,184	63,378
Depreciation and amortization	48,072	39,762	188,850	153,087
Impairment of land parcel	2,050	-	2,050	-
Loss on early extinguishment of debt	-	-	2,225	6,485
Income from continuing operations	$26,825	$32,576	$101,446	$124,581

Discontinued operations
Total revenues	$5,898	$6,640	$24,706	$26,298
Rental operating expenses	2,315	2,548	9,496	9,534
Net operating income	3,583	4,092	15,210	16,764
Operating margins	61%	62%	62%	64%
Interest	-	-	-	65
Depreciation and amortization	-	1,206	3,156	4,939
Gain on sale of real estate	-	-	(1,564)	-
Impairment of real estate	1,601	-	11,400	994
Income from discontinued operations, net	$1,982	$2,886	$2,218	$10,766

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
Key Credit Metrics	12/31/12		9/30/12		6/30/12		3/31/12		12/31/11
Unencumbered net operating income as a percentage of total net operating income	71%		73%		73%		70%		69%
Percentage outstanding on unsecured senior line of credit at end of period	38%		28%		25%		11%		25%
Net debt to gross assets (excluding cash and restricted cash) at end of period	38%		38%		38%		36%		37%
Net debt to Adjusted EBITDA (1)	7.3x		7.6x		7.1x	(2)	7.1x		7.1x
Fixed charge coverage ratio (1)	2.8x		2.5x		2.6x		2.6x		2.7x
Interest coverage ratio (1)	3.4x		3.1x		3.2x		3.3x		3.4x
Dividend payout ratio (common stock)	49%		50%		49%		46%		45%

Selected Balance Sheet Information
Investments in real estate (gross)	$7,299,613		$7,154,359		$7,030,723		$6,892,429		$6,750,975
Total assets	$7,150,116		$6,965,017		$6,841,739		$6,718,091		$6,574,129
Total unsecured debt	$2,465,805		$2,312,794		$2,278,783		$2,067,772		$2,054,959
Total debt	$3,181,949		$3,032,114		$2,998,760		$2,789,487		$2,779,264
Net debt	$3,001,031		$2,892,377		$2,875,926		$2,672,323		$2,677,393
Total liabilities	$3,647,058		$3,448,397		$3,385,154		$3,279,089		$3,141,236
Common shares outstanding	63,244,645		63,161,177		62,249,973		61,634,645		61,560,472
Total market capitalization	$7,953,348		$8,064,386		$7,912,286		$7,673,553		$7,412,402

Operating Data
Total revenues	$154,170		$145,455		$148,016		$138,432		$139,249
Rental operations	$46,639		$44,614		$42,359		$40,911		$41,553
Operating margins	70%		69%		71%		70%		70%
General and administrative expense as a percentage of total revenues	8.2%		8.6%		8.3%		7.5%		7.6%
Capitalized interest	$14,897		$16,763		$15,825		$15,266		$16,151
Weighted average interest rate used for capitalization during period	4.10%		4.35%		4.41%		4.29%		4.35%
Adjusted EBITDA – quarter annualized	$408,876		$382,616		$403,168	(2)	$377,836		$377,964
Adjusted EBITDA – trailing 12 months	$393,124		$385,396		$384,034	(2)	$378,484		$376,050
Adjusted EBITDA margins – quarter annualized	66%		66%		68%		68%		68%

Net Income, FFO, and AFFO
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$21,000		$10,646	(3)	$17,616		$18,368		$26,960
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – diluted	$70,905		$67,101		$69,964		$59,704		$67,804
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – diluted, as adjusted	$72,936		$67,101		$65,790		$66,252		$67,804
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$66,295		$65,016		$63,967		$62,457		58,936

Per Share Data
Earnings per share – diluted	$0.33		$0.17	(3)	$0.29		$0.30		$0.44
FFO per share – diluted	$1.12		$1.08		$1.13		$0.97		$1.10
FFO per share – diluted, as adjusted	$1.16		$1.08		$1.07		$1.08		$1.10
AFFO per share – diluted	$1.05		$1.04		$1.04		$1.02		$0.96

Asset Base Statistics
Number of properties at end of period	178		177		182		174		173
Rentable square feet at end of period	17,067,834		16,648,028		16,931,634		15,557,333		15,321,870
Occupancy of operating properties at end of period	93.4%		93.0%		92.9%		94.2%		94.9%
Occupancy of operating and redevelopment properties at end of period	89.8%		88.3%		86.9%		87.9%		88.5%

Leasing Activity and Same Property Performance
Leasing activity – Qtr rentable square feet	677,781		732,094		959,295		911,926		1,142,055
Leasing activity – Qtr percentage change in rental rates – cash basis	(2.9%	)	(2.9%	)	(0.8%	)	(2.8%	)	(4.1%	)
Leasing activity – Qtr percentage change in rental rates – GAAP basis	2.6%		7.6%		5.8%		3.3%		7.6%
Same property – Qtr percentage change in net operating income – cash basis	6.3%		4.3%		1.6%		1.7%		3.1%
Same property – Qtr percentage change in net operating income – GAAP basis	0.7%		(0.9%	)	(0.2%	)	(0.7%	)	(0.5%	)

(1)	Quarter annualized.
(2)

Excluding $5.8 million recognized in the second quarter of 2012 related to a realized gain on an equity investment primarily related to one non-tenant life science entity, net debt to Adjusted EBITDA was 7.6x, Adjusted EBITDA – quarter annualized was approximately $379.9 million, and Adjusted EBITDA – trailing 12 months was approximately $378.2 million.

(3)

Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted excluding $9.8 million, or $0.16 per share, impairment of real estate, was $20.4 million, or $0.33 per share.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Core Operating Metrics

December 31, 2012

(Unaudited)

Quarterly percentage change in same property net operating income

Percentage change in rental rates on renewed/re-leased space

Occupancy percentage

Solid leasing capabilities – rentable square feet leased

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Summary of Same Property Comparisons

December 31, 2012

(Dollars in thousands)

(Unaudited)

	Three Months Ended	Year Ended
Same property data	December 31, 2012	December 31, 2012
Percentage change in net operating income – cash basis	6.3%	3.5%
Percentage change in net operating income – GAAP basis	0.7%	(0.5%	)

Number of properties	139	131
Rentable square feet	10,768,514	9,581,079
Occupancy - current period	92.9%	93.9%
Occupancy - same period prior year	92.6%	93.7%

The following table presents a comparison of the components of same property and non-same property net operating income for the three months and year ended December 31, 2012, compared to the three months and year ended December 31, 2011, and a reconciliation of net operating income to income from continuing operations, the most directly comparable GAAP financial measure:

	Three Months Ended December 31,				Year Ended December 31,
Revenues:	2012	2011	% Change		2012	2011	% Change
Total revenues – same properties	$119,253	$115,984	2.8%		$423,816	$420,689	0.7%
Total revenues – non-same properties	34,917	23,265	50.1		162,257	127,536	27.2
Total revenues – GAAP basis	154,170	139,249	10.7		586,073	548,225	6.9

Expenses:
Rental operations – same properties	36,316	33,630	8.0		126,283	121,599	3.9
Rental operations – non-same properties	10,323	7,923	30.3		48,240	37,968	27.1
Total rental operations	46,639	41,553	12.2		174,523	159,567	9.4

Net operating income:
Net operating income – same properties	82,937	82,354	0.7		297,533	299,090	(0.5)
Net operating income – non-same properties	24,594	15,342	60.3		114,017	89,568	27.3
Total net operating income – GAAP basis	107,531	97,696	10.1		411,550	388,658	5.9

Other expenses:
General and administrative	12,643	10,601	19.3		47,795	41,127	16.2
Interest	17,941	14,757	21.6		69,184	63,378	9.2
Depreciation and amortization	48,072	39,762	20.9		188,850	153,087	23.4
Impairment of land parcel	2,050	–	100.0		2,050	–	100.0
Loss on early extinguishment of debt	–	–	0.0		2,225	6,485	(65.7)
Total other expenses	80,706	65,120	23.9		310,104	264,077	17.4
Income from continuing operations	$26,825	$32,576	(17.7%)		$101,446	$124,581	(18.6%)

Net operating income – same properties – GAAP basis	$82,937	$82,354	0.7%		$297,533	$299,090	(0.5%)
Less: straight-line rent adjustments	(973)	(5,271)	(81.5)	(1)	(5,434)	(16,966)	(68.0)	(1)
Net operating income – same properties – cash basis	$81,964	$77,083	6.3%		$292,099	$282,124	3.5%

(1)        The decrease in straight-line rent was primarily related to the commencement of approximately $6.5 million of annual cash rent at 450 East 29th Street in the Greater NYC market in early February 2012.

The following table reconciles same properties to total properties for the year ended December 31, 2012:

	Number of Properties		Number of Properties			Number of Properties
Development – active		Development – deliveries since January 1, 2011			Development/Redevelopment – Asia	9	(1)
225 Binney Street	1	259 East Grand Avenue	1
409/499 Illinois Street	2	400/450 East Jamie Court	2		Properties acquired since January 1, 2011
430 East 29th Street	1	455 Mission Bay Boulevard South	1
	4	4755 Nexus Center Drive	1		3013/3033 Science Park Road	1
		5200 Illumina Way	1		6 Davis Drive	1
		7 Triangle Drive	1			2
		Canada	-	(2)
			7

Redevelopment – active		Redevelopment – deliveries since January 1, 2011			Properties held for sale	4
11119 North Torrey Pines Road	1	10300 Campus Point Drive	1		Total properties excluded from same properties	47
1551 Eastlake Avenue	1	15010 Broschart Road	1		Same properties	131
1616 Eastlake Avenue	1	20 Walkup Drive	1		Total properties as of December 31, 2012	178
285 Bear Hill Road	1	215 First Street	1
343 Oyster Point Boulevard	1	3530/3550 John Hopkins Court	2
400 Technology Square	1	3565 General Atomics Court	1
4757 Nexus Center Drive	1	500 Arsenal Street	1
9800 Medical Center Drive	3	6101 Quadrangle Drive	1
	10	620 Professional Drive	1
		6275 Nancy Ridge Drive	1
			11

(1)       Property count includes two development deliveries, one redevelopment delivery, one property acquired since January 1, 2011, and five active development and redevelopment properties.

(2)       Represents two buildings included in our property listing as one property.  One of the two buildings represents the ground-up development completed during the year ended December 31, 2012.

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Summary of Leasing Activity

December 31, 2012

(Unaudited)

	Three Months Ended				Year Ended
	December 31, 2012				December 31, 2012				December 31, 2011			December 31, 2010		December 31, 2009
Leasing activity:	Cash		GAAP		Cash		GAAP		Cash		GAAP	Cash	GAAP	Cash	GAAP
Lease expirations
Number of leases	48		48		162		162		158		158	129	129	131	131
Rentable square footage	559,168		559,168		2,350,348		2,350,348		2,689,257		2,689,257	2,416,291	2,416,291	1,842,597	1,842,597
Expiring rates	$32.16		$27.44		$30.03		$27.65		$29.98		$28.42	$27.18	$28.54	$30.61	$30.70

Renewed/re-leased space
Number of leases	26		26		102		102		109		109	89	89	95	95
Leased rentable square footage	314,354		314,354		1,475,403		1,475,403		1,821,866		1,821,866	1,777,966	1,777,966	1,188,184	1,188,184
Expiring rates	$32.39		$30.75		$30.47		$28.87		$30.73		$28.79	$28.84	$30.54	$28.07	$26.78
New rates	$31.44		$31.55		$29.86		$30.36		$30.16		$30.00	$29.41	$32.04	$28.11	$27.72
Rental rate changes	(2.9%	) (1)	2.6%	(1)	(2.0%	) (2)	5.2%	(2)	(1.9%	)	4.2%	2.0%	4.9%	0.1%	3.5%
TI’s/lease commissions per square foot	$10.09		$10.09		$6.22		$6.22		$5.82		$5.82	$4.40	$4.40	$3.99	$3.99
Average lease terms	5.0 years		5.0 years		4.7 years		4.7 years		4.2 years		4.2 years	8.1 years	8.1 years	3.3 years	3.3 years

Developed/redeveloped/previously vacant space leased
Number of leases	21		21		85		85		81		81	53	53	47	47
Rentable square footage	363,427		363,427		1,805,693		1,805,693		1,585,610		1,585,610	966,273	966,273	676,163	676,163
New rates	$22.54	(3)	$24.23	(3)	$30.66		$32.56		$33.45		$36.00	$36.33	$39.89	$33.57	$36.00
TI’s/lease commissions per square foot	$7.14	(3)	$7.14	(3)	$11.02		$11.02		$12.78		$12.78	$8.10	$8.10	$8.12	$8.12
Average lease terms	8.6 years	(3)	8.6 years	(3)	9.0 years		9.0 years		8.9 years		8.9 years	9.7 years	9.7 years	6.6 years	6.6 years

Leasing activity summary:
Totals (4)
Number of leases	47		47		187		187		190		190	142	142	142	142
Rentable square footage	677,781		677,781		3,281,096		3,281,096		3,407,476		3,407,476	2,744,239	2,744,239	1,864,347	1,864,347
New rates	$26.67		$27.62		$30.30		$31.57		$31.69		$32.79	$31.84	$34.80	$30.09	$30.73
TI’s/lease commissions per square foot	$8.51		$8.51		$8.87		$8.87		$9.06		$9.06	$5.70	$5.70	$5.49	$5.49
Average lease terms	6.9 years		6.9 years		7.1 years		7.1 years		6.4 years		6.4 years	8.7 years	8.7 years	4.5 years	4.5 years

(1)                   Excluding one lease for 70,000 rentable square feet in the Suburban Washington, D.C., market, rental rates for renewed/re-leased space were, on average, 1.3% higher and 6.1% higher than rental rates for expiring leases on a cash and GAAP basis, respectively.

(2)                   Excluding one lease for 48,000 rentable square feet in the Research Triangle Park market, and two leases for 141,000 rentable square feet in the Suburban Washington, D.C., market, rental rates for renewed/re-leased space were, on average, 0.4% higher and 7.1% higher than rental rates for expiring leases on a cash and GAAP basis, respectively.

(3)                   Excluding three leases aggregating 200,000 rentable square feet related to the Asia market, new rates for developed/redeveloped/previously vacant space were, on average, $30.31 and $31.37 on a cash and GAAP basis, respectively; TI’s/lease commissions per square foot were, on average, $13.26 on both cash and GAAP basis; average lease terms were 7.8 years on both cash and GAAP basis.

(4)                   Excludes 11 month-to-month leases for approximately 33,638 rentable square feet.

During the three months ended December 31, 2012, we granted tenant concessions/free rent averaging approximately 1.0 month with respect to the 677,781 rentable square feet leased.  During the year ended December 31, 2012, we granted tenant concessions/free rent averaging approximately 1.6 months with respect to the 3,281,096 rentable square feet leased.

Lease Structure	December 31, 2012
Percentage of triple net leases	94%
Percentage of leases containing annual rent escalations	96%
Percentage of leases providing for the recapture of capital expenditures	92%

The following chart presents our total rentable square feet leased by development/redevelopment space leased and renewed/re-leased/previously vacant space leased:

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Summary of Lease Expirations

December 31, 2012

(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		RSF of Expiring Leases		Percentage of Aggregate Total RSF	Annualized Base Rent of Expiring Leases (per RSF)
2013	92	(1)	1,122,071	(1)	7.9%	$27.52
2014	88		1,188,795		8.4%	$31.30
2015	72		1,376,412		9.7%	$32.80
2016	55		1,450,110		10.2%	$30.10
2017	60		1,542,680		10.9%	$30.76
2018	24		1,141,470		8.0%	$39.50
2019	20		663,463		4.7%	$33.50
2020	16		772,974		5.4%	$41.08
2021	21		829,431		5.8%	$36.77
2022	15		545,344		3.8%	$31.43
Thereafter	21		2,095,674		14.7%	$39.78

									Annualized
	2013 RSF of Expiring Leases								Base Rent of
		Negotiating/		Targeted for		Remaining			Expiring Leases		Market Rent
Market	Leased	Anticipating		Redevelopment		Expiring Leases	Total		(per RSF)		per RSF (1)
Greater Boston	4,679	35,077		–		105,746	145,502		$36.78		$25.00 - $59.00
San Francisco Bay Area	56,862	61,058		–		205,104	323,024		32.39		$20.00 - $47.00
San Diego	2,835	–		176,500	(2)	135,069	314,404		19.46		$16.00 - $36.00
Greater NYC	–	–		–		–	–		–		N/A
Suburban Washington, D.C.	–	121,068	(3)	–		101,256	222,324		30.58		$15.00 - $32.00
Seattle	–	–		–		7,192	7,192		17.35		$17.00 - $44.00
Research Triangle Park	9,464	12,261		–		52,213	73,938		19.52		$10.00 - $32.00
Canada	–	–		–		–	–		–		N/A
Non-cluster markets	15,463	4,006		–		5,873	25,342		17.68		$14.00 - $24.00
Asia	–	2,314		–		8,031	10,345		12.94	(4)	$11.00 - $26.00
Total	89,303	235,784		176,500		620,484	1,122,071	(5)	$27.52
Percentage of expiring leases	8%	21%		16%		55%	100%

							Annualized
	2014 RSF of Expiring Leases						Base Rent of
		Negotiating/	Targeted for		Remaining		Expiring Leases		Market Rent
Market	Leased	Anticipating	Redevelopment		Expiring Leases	Total	(per RSF)		per RSF (1)
Greater Boston	–	63,360	–		265,788	329,148	$38.42		$25.00 - $59.00
San Francisco Bay Area	91,644	–	–		278,808	370,452	31.56		$20.00 - $47.00
San Diego	–	–	–		43,894	43,894	27.63		$16.00 - $36.00
Greater NYC	–	5,271	–		89,954	95,225	40.78		$20.00 - $70.00
Suburban Washington, D.C.	–	10,778	85,297	(6)	76,136	172,211	19.42		$15.00 - $32.00
Seattle	–	6,849	–		13,213	20,062	47.75		$17.00 - $44.00
Research Triangle Park	–	10,527	–		34,496	45,023	22.71		$10.00 - $32.00
Canada	–	13,031	–		80,127	93,158	23.37		$13.00 - $28.00
Non-cluster markets	–	–	–		–	–	–		N/A
Asia	–	12,720	–		6,902	19,622	13.74	(4)	$11.00 - $26.00
Total	91,644	122,536	85,297		889,318	1,188,795	$31.30
Percentage of expiring leases	8%	10%	7%		75%	100%

(1)	Based upon rental rates achieved in recently executed leases over the trailing 12 months and our estimate of market rents.
(2)

Represents a project containing 176,500 rentable square feet of non-laboratory space at 3013/3033 Science Park Road, which consists of two buildings acquired in April 2012. The property was 100% leased on a short-term basis to a non-life science tenant and thereafter, we expect to redevelop the property.

(3)

Includes 54,906 rentable square feet at 5 Research Court. We expect the tenant to extend their lease beyond their 2013 lease end date. This property consists of non-laboratory space and upon rollover will undergo conversion into laboratory space through redevelopment.

(4)	Our current investment in this property is approximately $86 per rentable square foot.
(5)	Excludes 11 month-to-month leases for approximately 33,638 rentable square feet.
(6)

Represents projects containing 60,000 rentable square feet and 25,000 rentable square feet at 930 Clopper Road and 1500 East Gude Drive, respectively, which we expect to convert from non-laboratory space to laboratory space through redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	21

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties and Occupancy

December 31, 2012

(Dollars in thousands)

(Unaudited)

Summary of properties

	Rentable Square Feet					Number of
Market	Operating	Development	Redevelopment	Total	% Total	Properties	Annualized Base Rent

Greater Boston	3,021,427	305,212	97,862	3,424,501	20%	35	$115,752	26%

San Francisco Bay Area	2,486,752	222,780	53,980	2,763,512	16	25	96,952	22

San Diego	2,722,456	–	95,381	2,817,837	17	36	86,942	20

Greater NYC	534,827	419,806	–	954,633	6	7	32,115	7

Suburban Washington, D.C.	2,360,990	–	75,056	2,436,046	14	31	50,157	11

Seattle	636,838	–	109,345	746,183	4	10	26,001	6

Research Triangle Park	941,807	–	–	941,807	6	14	19,386	5

Canada	1,096,077	–	–	1,096,077	6	5	9,368	2

Non-cluster markets	61,002	–	–	61,002	–	2	590	–

North America	13,862,176	947,798	431,624	15,241,598	89	165	437,263	99

Asia	587,662	618,976	115,468	1,322,106	8	9	4,188	1

Continuing operations	14,449,838	1,566,774	547,092	16,563,704	97	174	$441,451	100%

Discontinued operations	504,130	–	–	504,130	3	4

Total	14,953,968	1,566,774	547,092	17,067,834	100%	178

Summary of occupancy percentages

	Operating Properties			Operating and Redevelopment Properties
Market	December 31, 2012	September 30, 2012	June 30, 2012	December 31, 2012	September 30, 2012	June 30, 2012

Greater Boston	94.6%	94.3%	93.1%	91.6%	84.3%	84.1%

San Francisco Bay Area	97.8	98.0	97.0	95.7	95.7	94.7

San Diego	95.1	95.2	95.5	91.9	93.3	85.5

Greater NYC	95.7	95.0	94.2	95.7	95.0	94.2

Suburban Washington, D.C.	90.9	89.4	90.1	88.1	85.7	86.3

Seattle	93.9	96.3	96.1	80.1	89.6	90.8

Research Triangle Park	95.5	95.5	95.5	95.5	95.5	95.5

Canada	98.1	92.7	92.7	98.1	92.7	92.7

Non-cluster markets	51.4	51.4	51.4	51.4	51.4	51.4

North America	94.6	94.2	93.9	91.6	90.0	88.4

Asia	66.2	68.1	67.4	55.3	57.2	55.0

Continuing operations	93.4%	93.0%	92.9%	89.8%	88.3%	86.9%

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	22

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing
December 31, 2012
(Dollars in thousands)

(Unaudited)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
Greater Boston
100 Technology Square	Cambridge/Inner Suburbs	255,441	–	–	255,441	1	$17,180	100.0%	100.0%
200 Technology Square	Cambridge/Inner Suburbs	177,101	–	–	177,101	1	10,411	100.0	100.0
300 Technology Square	Cambridge/Inner Suburbs	175,609	–	–	175,609	1	7,701	88.9	88.9
400 Technology Square	Cambridge/Inner Suburbs	140,532	–	71,592	212,124	1	7,439	100.0	66.2
500 Technology Square	Cambridge/Inner Suburbs	184,207	–	–	184,207	1	10,041	98.4	98.4
600 Technology Square	Cambridge/Inner Suburbs	128,224	–	–	128,224	1	4,383	99.6	99.6
700 Technology Square	Cambridge/Inner Suburbs	48,930	–	–	48,930	1	1,548	82.4	82.4
161 First Street	Cambridge/Inner Suburbs	46,356	–	–	46,356	1	1,955	99.5	99.5
167 Sidney Street	Cambridge/Inner Suburbs	26,589	–	–	26,589	1	1,392	100.0	100.0
215 First Street	Cambridge/Inner Suburbs	366,719	–	–	366,719	1	10,633	86.2	86.2
225 Binney Street	Cambridge/Inner Suburbs	–	305,212	–	305,212	1	–	N/A	N/A
300 Third Street	Cambridge/Inner Suburbs	131,963	–	–	131,963	1	6,520	100.0	100.0
480 Arsenal	Cambridge/Inner Suburbs	140,744	–	–	140,744	1	4,644	100.0	100.0
500 Arsenal Street	Cambridge/Inner Suburbs	93,516	–	–	93,516	1	3,402	100.0	100.0
780/790 Memorial Drive	Cambridge/Inner Suburbs	99,350	–	–	99,350	2	6,634	100.0	100.0
79/96 Charlestown Navy Yard	Cambridge/Inner Suburbs	25,309	–	–	25,309	1	171	34.8	34.8
99 Erie Street	Cambridge/Inner Suburbs	27,960	–	–	27,960	1	1,143	100.0	100.0
100 Beaver Street	Route 128	82,330	–	–	82,330	1	2,286	100.0	100.0
285 Bear Hill Road	Route 128	–	–	26,270	26,270	1	–	N/A	–
19 Presidential Way	Route 128	128,325	–	–	128,325	1	3,398	100.0	100.0
29 Hartwell Avenue	Route 128	59,000	–	–	59,000	1	2,049	100.0	100.0
3 Preston Court	Route 128	30,123	–	–	30,123	1	395	44.4	44.4
35 Hartwell Avenue	Route 128	46,700	–	–	46,700	1	1,650	100.0	100.0
35 Wiggins Avenue	Route 128	48,640	–	–	48,640	1	878	100.0	100.0
44 Hartwell Avenue	Route 128	26,828	–	–	26,828	1	1,105	100.0	100.0
45/47 Wiggins Avenue	Route 128	38,000	–	–	38,000	1	1,114	100.0	100.0
60 Westview Street	Route 128	40,200	–	–	40,200	1	1,147	100.0	100.0
6/8 Preston Court	Route 128	54,391	–	–	54,391	1	752	100.0	100.0
111 Forbes Boulevard	Route 495/Worcester	58,280	–	–	58,280	1	261	28.6	28.6
130 Forbes Boulevard	Route 495/Worcester	97,566	–	–	97,566	1	871	100.0	100.0
20 Walkup Drive	Route 495/Worcester	91,045	–	–	91,045	1	653	100.0	100.0
30 Bearfoot Road	Route 495/Worcester	60,759	–	–	60,759	1	2,765	100.0	100.0
306 Belmont Street	Route 495/Worcester	78,916	–	–	78,916	1	1,139	100.0	100.0
350 Plantation Street	Route 495/Worcester	11,774	–	–	11,774	1	92	42.5	42.5
Greater Boston		3,021,427	305,212	97,862	3,424,501	35	$115,752	94.6%	91.6%

San Francisco Bay Area
1500 Owens Street	Mission Bay	158,267	–	–	158,267	1	$7,029	97.8%	97.8%
1700 Owens Street	Mission Bay	157,340	–	–	157,340	1	10,099	99.6	99.6
455 Mission Bay Boulevard South	Mission Bay	210,398	–	–	210,398	1	8,805	97.8	97.8
409/499 Illinois Street	Mission Bay	234,249	222,780	–	457,029	2	14,197	100.0	100.0
249 East Grand Avenue	South San Francisco	129,501	–	–	129,501	1	5,086	100.0	100.0
259 East Grand Avenue	South San Francisco	170,618	–	–	170,618	1	6,378	100.0	100.0
341/343 Oyster Point Boulevard	South San Francisco	53,980	–	53,980	107,960	2	1,189	100.0	50.0
400/450 East Jamie Court	South San Francisco	163,036	–	–	163,036	2	4,075	79.6	79.6
500 Forbes Boulevard	South San Francisco	155,685	–	–	155,685	1	5,540	100.0	100.0
600/630/650 Gateway Boulevard	South San Francisco	150,960	–	–	150,960	3	4,400	96.9	96.9
681 Gateway Boulevard	South San Francisco	126,971	–	–	126,971	1	6,161	100.0	100.0
7000 Shoreline Court	South San Francisco	136,395	–	–	136,395	1	4,167	99.7	99.7
901/951 Gateway Boulevard	South San Francisco	170,244	–	–	170,244	2	5,573	100.0	100.0
2425 Garcia Avenue & 2400/2450 Bayshore Parkway	Peninsula	98,964	–	–	98,964	1	3,232	96.6	96.6
2625/2627/2631 Hanover Street	Peninsula	32,074	–	–	32,074	1	1,328	100.0	100.0
3165 Porter Drive	Peninsula	91,644	–	–	91,644	1	3,929	100.0	100.0
3350 West Bayshore Road	Peninsula	60,000	–	–	60,000	1	1,530	100.0	100.0
75/125 Shoreway Road	Peninsula	82,815	–	–	82,815	1	2,044	100.0	100.0
849/863 Mitten Road & 866 Malcolm Road	Peninsula	103,611	–	–	103,611	1	2,190	95.5	95.5
San Francisco Bay Area		2,486,752	222,780	53,980	2,763,512	25	$96,952	97.8%	95.7%

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	23

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing
December 31, 2012
(Dollars in thousands)

(Unaudited)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
San Diego
10931/10933 North Torrey Pines Road	Torrey Pines	96,641	–	–	96,641	1	$3,081	95.7%	95.7%
10975 North Torrey Pines Road	Torrey Pines	44,733	–	–	44,733	1	1,595	100.0	100.0
11119 North Torrey Pines Road	Torrey Pines	45,287	–	26,958	72,245	1	1,495	100.0	62.7
3010 Science Park Road	Torrey Pines	74,557	–	–	74,557	1	3,215	100.0	100.0
3013/3033 Science Park Road (1)	Torrey Pines	176,500	–	–	176,500	1	3,055	100.0	100.0
3115/3215 Merryfield Row	Torrey Pines	158,645	–	–	158,645	2	7,125	100.0	100.0
3530/3550 John Hopkins Court & 3535/3565 General Atomics Court	Torrey Pines	220,569	–	–	220,569	4	7,815	93.4	93.4
10300 Campus Point Drive	University Town Center	449,759	–	–	449,759	1	15,783	96.1	96.1
4755/4757/4767 Nexus Center Drive	University Town Center	110,535	–	68,423	178,958	3	4,252	100.0	61.8
5200 Illumina Way	University Town Center	473,954	–	–	473,954	1	18,574	100.0	100.0
9363/9373/9393 Towne Center Drive	University Town Center	128,844	–	–	128,844	3	3,627	100.0	100.0
9880 Campus Point Drive	University Town Center	71,510	–	–	71,510	1	2,774	100.0	100.0
5810/5820 Nancy Ridge Drive	Sorrento Mesa	87,298	–	–	87,298	1	1,641	88.7	88.7
5871 Oberlin Drive	Sorrento Mesa	33,817	–	–	33,817	1	478	48.0	48.0
6138/6150 Nancy Ridge Drive	Sorrento Mesa	56,698	–	–	56,698	1	1,586	100.0	100.0
6146/6166 Nancy Ridge Drive	Sorrento Mesa	51,273	–	–	51,273	2	639	57.2	57.2
6175/6225/6275 Nancy Ridge Drive	Sorrento Mesa	105,812	–	–	105,812	3	1,215	55.5	55.5
7330 Carroll Road	Sorrento Mesa	66,244	–	–	66,244	1	2,341	100.0	100.0
10505 Roselle Street & 3770 Tansy Street	Sorrento Valley	33,013	–	–	33,013	2	1,001	100.0	100.0
11025/11035/11045 Roselle Street	Sorrento Valley	66,442	–	–	66,442	3	1,621	100.0	100.0
3985 Sorrento Valley Boulevard	Sorrento Valley	60,545	–	–	60,545	1	1,534	100.0	100.0
13112 Evening Creek Drive	I-15 Corridor	109,780	–	–	109,780	1	2,495	100.0	100.0
San Diego		2,722,456	–	95,381	2,817,837	36	$86,942	95.1%	91.9%

Greater NYC
430 East 29th Street	Manhattan	–	419,806	–	419,806	1	$–	N/A	N/A
450 East 29th Street	Manhattan	309,141	–	–	309,141	1	25,195	99.8%	99.8%
100 Phillips Parkway	Bergen County	78,501	–	–	78,501	1	2,213	90.8	90.8
102 Witmer Road	Pennsylvania	50,000	–	–	50,000	1	3,345	100.0	100.0
5100 Campus Drive	Pennsylvania	21,859	–	–	21,859	1	274	100.0	100.0
701 Veterans Circle	Pennsylvania	35,155	–	–	35,155	1	735	100.0	100.0
702 Electronic Drive	Pennsylvania	40,171	–	–	40,171	1	353	62.3	62.3
Greater NYC		534,827	419,806	–	954,633	7	$32,115	95.7%	95.7%

Suburban Washington, D.C.
12301 Parklawn Drive	Rockville	49,185	–	–	49,185	1	$1,169	100.0%	100.0%
1330 Piccard Drive	Rockville	131,511	–	–	131,511	1	2,876	94.0	94.0
1405 Research Boulevard	Rockville	71,669	–	–	71,669	1	2,119	100.0	100.0
1500/1550 East Gude Drive (2)	Rockville	90,489	–	–	90,489	2	1,386	77.3	77.3
14920 Broschart Road	Rockville	48,500	–	–	48,500	1	1,073	100.0	100.0
15010 Broschart Road	Rockville	38,203	–	–	38,203	1	741	85.8	85.8
5 Research Court (3)	Rockville	54,906	–	–	54,906	1	1,425	100.0	100.0
5 Research Place	Rockville	63,852	–	–	63,852	1	2,364	100.0	100.0
9800 Medical Center Drive	Rockville	206,530	–	75,056	281,586	4	7,028	89.6	65.7
9920 Medical Center Drive	Rockville	58,733	–	–	58,733	1	455	100.0	100.0
1201 Clopper Road	Gaithersburg	143,585	–	–	143,585	1	3,984	100.0	100.0
1300 Quince Orchard Road	Gaithersburg	54,874	–	–	54,874	1	997	100.0	100.0
16020 Industrial Drive	Gaithersburg	71,000	–	–	71,000	1	1,052	100.0	100.0
19/20/22 Firstfield Road	Gaithersburg	132,639	–	–	132,639	3	3,229	95.9	95.9
25/35/45 West Watkins Mill Road	Gaithersburg	138,938	–	–	138,938	1	3,616	100.0	100.0
401 Professional Drive	Gaithersburg	63,154	–	–	63,154	1	959	78.9	78.9
620 Professional Drive	Gaithersburg	26,127	–	–	26,127	1	–	–	–
708 Quince Orchard Road	Gaithersburg	49,624	–	–	49,624	1	1,145	99.3	99.3
9 West Watkins Mill Road	Gaithersburg	92,449	–	–	92,449	1	2,766	100.0	100.0
910 Clopper Road	Gaithersburg	180,650	–	–	180,650	1	3,237	87.1	87.1
930/940 Clopper Road (4)	Gaithersburg	104,302	–	–	104,302	2	1,654	93.4	93.4
950 Wind River Lane	Gaithersburg	50,000	–	–	50,000	1	1,082	100.0	100.0
8000/9000/10000 Virginia Manor Road	Beltsville	191,884	–	–	191,884	1	1,459	56.3	56.3
14225 Newbrook Drive	Northern Virginia	248,186	–	–	248,186	1	4,341	100.0	100.0
Suburban Washington, D.C.		2,360,990	–	75,056	2,436,046	31	$50,157	90.9%	88.1%

(1)

Represents a project containing 176,500 rentable square feet of non-laboratory space at 3013/3033 Science Park Road, which consists of two buildings acquired in April 2012.  The property was 100% leased on a short-term basis to a non-life science tenant and thereafter, we expect to redevelop the property.

(2)	Represents a project containing 25,000 rentable square feet of non-laboratory space, which we intend to convert into laboratory space through redevelopment.
(3)

Represents a project containing 54,906 rentable square feet at 5 Research Court.  We expect the tenant to extend their lease beyond their 2013 lease end date.  This property consists of non-laboratory space and upon rollover will undergo conversion into laboratory space through redevelopment.

(4)	Represents a project containing 60,000 rentable square feet of non-laboratory space, which we intend to convert into laboratory space through redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2013	24

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing
December 31, 2012
(Dollars in thousands)

(Unaudited)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
Seattle
1201/1208 Eastlake Avenue	Lake Union	203,369	–	–	203,369	2	$8,748	100.0%	100.0%
1551 Eastlake Avenue	Lake Union	74,914	–	42,569	117,483	1	2,309	100.0	63.8
1600 Fairview Avenue	Lake Union	27,991	–	–	27,991	1	1,519	100.0	100.0
1616 Eastlake Avenue	Lake Union	101,714	–	66,776	168,490	1	3,218	74.8	45.1
199 East Blaine Street	Lake Union	115,084	–	–	115,084	1	6,169	100.0	100.0
219 Terry Avenue	Lake Union	30,845	–	–	30,845	1	1,422	93.4	93.4
3000/3018 Western Avenue	Elliott Bay	47,746	–	–	47,746	1	1,795	100.0	100.0
410 West Harrison Street & 410 Elliott Avenue West	Elliott Bay	35,175	–	–	35,175	2	821	67.4	67.4
Seattle		636,838	–	109,345	746,183	10	$26,001	93.9%	80.1%

Research Triangle Park
100 Capitola Drive	Research Triangle Park	65,965	–	–	65,965	1	$1,062	100.0%	100.0%
108/110/112/114 Alexander Road	Research Triangle Park	158,417	–	–	158,417	1	4,996	100.0	100.0
2525 East NC Highway 54	Research Triangle Park	81,580	–	–	81,580	1	1,673	100.0	100.0
5 Triangle Drive	Research Triangle Park	32,120	–	–	32,120	1	824	100.0	100.0
601 Keystone Park Drive	Research Triangle Park	77,395	–	–	77,395	1	1,306	100.0	100.0
6101 Quadrangle Drive	Research Triangle Park	30,122	–	–	30,122	1	445	79.1	79.1
7 Triangle Drive	Research Triangle Park	96,626	–	–	96,626	1	3,157	100.0	100.0
7010/7020/7030 Kit Creek Road	Research Triangle Park	133,654	–	–	133,654	3	1,932	77.0	77.0
800/801 Capitola Drive	Research Triangle Park	120,905	–	–	120,905	2	2,121	95.9	95.9
6 Davis Drive	Research Triangle Park	100,000	–	–	100,000	1	1,062	100.0	100.0
555 Heritage Drive	Palm Beach	45,023	–	–	45,023	1	808	100.0	100.0
Research Triangle Park		941,807	–	–	941,807	14	$19,386	95.5%	95.5%

Canada
Canada		46,032	–	–	46,032	1	$1,879	100.0%	100.0%
Canada		66,000	–	–	66,000	1	1,213	100.0	100.0
Canada		132,790	–	–	132,790	1	3,102	95.6	95.6
Canada		68,000	–	–	68,000	1	3,174	100.0	100.0
Canada (1)		783,255	–	–	783,255	1	N/A	N/A	N/A
Total Canada		1,096,077	–	–	1,096,077	5	$9,368	98.1%	98.1%

Other market properties		61,002	–	–	61,002	2	590	51.4%	51.4%

North America		13,862,176	947,798	431,624	15,241,598	165	$437,263	94.6%	91.6%

Asia		587,662	618,976	115,468	1,322,106	9	$4,188	66.2%	55.3%

Continuing operations		14,449,838	1,566,774	547,092	16,563,704	174	$441,451	93.4%	89.8%

Properties “held for sale”		504,130	–	–	504,130	4

Total		14,953,968	1,566,774	547,092	17,067,834	178

(1)	Represents land and improvements subject to a ground lease with a client tenant.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Top 20 Client Tenants and Client Tenant Mix

December 31, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Top 20 client tenants

						Percentage		Percentage
					Approximate	of		of	Investment-Grade
			Remaining Lease		Aggregate	Aggregate		Aggregate	Client Tenants (3)
		Number	Term in Years		Rentable	Total	Annualized	Annualized	Fitch	Moody’s	S&P	Education/
	Client Tenant	of Leases	(1)	(2)	Square Feet	Square Feet	Base Rent	Base Rent	Rating	Rating	Rating	Research
1	Novartis AG	11	4.0	4.2	608,876	3.6%	$30,508	6.9%	AA	Aa2	AA-	–
2	Illumina, Inc.	1	18.8	18.8	473,954	2.8	18,574	4.2	–	–	–	–
3	Bristol-Myers Squibb Company	6	4.9	5.1	419,624	2.5	15,840	3.6	A	A2	A+	–
4	Eli Lilly and Company	5	8.6	10.2	262,182	1.5	15,068	3.4	A	A2	AA-	–
5	FibroGen, Inc.	1	10.9	10.9	234,249	1.4	14,197	3.2	–	–	–	–
6	Roche	3	5.2	5.3	348,918	2.0	13,867	3.1	AA-	A1	AA	–
7	United States Government	8	4.0	5.0	324,577	1.9	12,735	2.9	AAA	Aaa	AA+	–
8	GlaxoSmithKline plc	5	6.9	6.6	208,394	1.2	10,266	2.3	A+	A1	A+	–
9	Celgene Corporation	4	8.5	8.4	255,779	1.5	9,540	2.2	–	Baa2	BBB+	–
10	Onyx Pharmaceuticals, Inc.	4	9.2	9.8	257,287	1.5	9,030	2.1	–	–	–	–
11	Massachusetts Institute of Technology	3	4.4	4.7	178,952	1.0	8,230	1.9	–	Aaa	AAA	✓
12	The Regents of the University of California	3	8.6	8.7	188,654	1.1	7,787	1.8	AA	Aa1	AA	✓
13	NYU-Neuroscience Translational Research Institute	2	12.5	11.4	82,170	0.5	7,642	1.7	A-	A3	AA-	✓
14	Alnylam Pharmaceuticals, Inc.	1	3.8	3.8	129,424	0.8	6,066	1.4	–	–	–	–
15	Gilead Sciences, Inc.	1	7.5	7.5	109,969	0.6	5,824	1.3	–	Baa1	A-	–
16	Pfizer Inc.	2	6.4	6.2	116,518	0.7	5,502	1.2	A+	A1	AA	–
17	The Scripps Research Institute	2	3.9	3.9	99,377	0.6	5,200	1.2	AA-	Aa3	–	✓
18	Theravance, Inc. (4)	2	7.4	7.4	130,342	0.8	4,895	1.1	–	–	–	–
19	Infinity Pharmaceuticals, Inc.	2	2.1	2.1	68,020	0.4	4,423	1.0	–	–	–	–
20	Qiagen N.V.	2	3.5	3.5	158,879	0.9	4,380	1.0	–	–	–	–
	Total/Weighted Average Top 20:	68	7.5	7.7	4,656,145	27.3%	$209,574	47.5%

(1)	Represents remaining lease term in years based on percentage of leased square feet.
(2)	Represents remaining lease term in years based on percentage of annualized base rent in effect as of December 31, 2012.
(3)	Ratings obtained from Fitch Ratings, Moody’s Investors Service, and Standard & Poor’s.
(4)	As of October 24, 2012, GlaxoSmithKline plc owned approximately 27% of the outstanding stock of Theravance, Inc.

Client tenant mix by annualized base rent

Multinational Pharmaceutical	Institutional: University, Non-Profit, and Government	Life Science Product and Service, Medical Device, and Industrial Biotech	Biotechnology: Public & Private

•  AbbVie Inc.

•  Astellas Pharma Inc.

•  AstraZeneca PLC

•  Bayer AG

•  Bristol-Myers Squibb Company

•  Eisai Co., Ltd.

•  Eli Lilly and Company

•  Genomics Institute of the Novartis Research Foundation

•  GlaxoSmithKline plc

•  Novartis AG

•  Pfizer Inc.

•  Roche

•  Sanofi

•  Shire plc

•  UCB S.A.

•  California Institute of Technology

•  Dana-Farber Cancer Institute, Inc.

•  Duke University

•  Environmental Protection Agency

•  Fred Hutchinson Cancer Research  Center

•  Massachusetts Institute of Technology

•  National Institutes of Health

•  NYU-Neuroscience Translational  Research Institute

•  Sanford-Burnham Medical Research  Institute

•  Stanford University

•  The Regents of the University of  California

•  The Scripps Research Institute

•  UMass Memorial Health Care, Inc.

•  UNC Health Care System

•  United States Government

•  University of Washington

•  Canon U.S. Life Sciences, Inc.

•  Covance Inc.

•  DSM N.V.

•  Fluidigm Corporation

•  Illumina, Inc.

•  Laboratory Corporation of America  Holdings

•  Life Technologies Corporation

•  Monsanto Company

•  Qiagen N.V.

•  Quest Diagnostics Incorporated

•  Sapphire Energy, Inc.

•  Thermo Fisher Scientific, Inc.

•  Alnylam Pharmaceuticals, Inc.

•  Amgen Inc.

•  Biogen Idec Inc.

•  Celgene Corporation

•  Constellation Pharmaceuticals, Inc.

•  Epizyme, Inc.

•  Fate Therapeutics, Inc.

•  FibroGen, Inc.

•  FORMA Therapeutics, Inc.

•  Gilead Sciences, Inc.

•  Infinity Pharmaceuticals, Inc.

•  Kadmon Corporation, LLC

•  Medicago Inc.

•  Nektar Therapeutics

•  Onyx Pharmaceuticals, Inc.

•  Proteostasis Therapeutics, Inc.

•  Quanticel Pharmaceuticals, Inc.

•  Theravance, Inc.

•  Warp Drive Bio, LLC

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Investments in Real Estate

December 31, 2012

(Tabular dollar amounts in thousands, except per square foot amounts)

(Unaudited)

Summary of investments in real estate

	December 31, 2012			September 30, 2012
	Book Value	Square Feet	Cost per Square Foot	Book Value	Square Feet	Cost per Square Foot
Land (related to rental properties)	$522,664			$506,823
Buildings and building improvements	4,933,314			4,682,998
Other improvements	189,793			184,301
Rental properties	5,645,771	14,953,968	$378	5,374,122	14,429,902	$372
Less: accumulated depreciation	(875,035)			(854,332)
Rental properties, net	4,770,736			4,519,790

Construction in progress (“CIP”)/current value-added projects:
Active development in North America	431,578	947,798	455	304,619	887,256	343
Active redevelopment in North America	199,744	431,624	463	277,506	590,526	470
Generic infrastructure/building improvement projects in North America	80,599			72,739
Active development and redevelopment in Asia	101,602	734,444	138	95,301	731,037	130
	813,523	2,113,866	385	750,165	2,208,819	340

Subtotal	5,584,259	17,067,834	327	5,269,955	16,638,721	317

Land/future value-added projects:
Land held for future development in North America	296,039	4,659,000	64	326,932	5,451,000	60
Land undergoing preconstruction activities (additional CIP) in North America	433,310	2,934,000	148	597,631	2,370,000	252
Land held for future development/land undergoing preconstruction activities (additional CIP) in Asia	82,314	6,829,000	12	78,511	6,789,000	12
	811,663	14,422,000	56	1,003,074	14,610,000	69

Investment in unconsolidated real estate entity	28,656	413,536	69	26,998	414,000	65
Investments in real estate, net	6,424,578	31,903,370	$201	6,300,027	31,662,721	$199
Add: accumulated depreciation	875,035			854,332
Gross investments in real estate	$7,299,613	31,903,370		$7,154,359	31,662,721

Non-income-producing real estate assets as a percentage of gross investments in real estate

As of December 31, 2012, our active development and redevelopment projects represent 12% of gross investments in real estate, a significant amount of which is pre-leased and expected to be delivered over the next one to eight quarters.  Land undergoing preconstruction activities represents 7% of gross investment in real estate.  The largest project included in land undergoing preconstruction consists of our 1.6 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts.  Land held for future development represent 4% of our non-income-producing assets.  Over the next few years, we may also identify certain land parcels for potential sale.  Our goal is to reduce non-income-producing assets as a percentage of our gross investments in real estate to 15-17% by December 31, 2013, and 15% or less for the subsequent periods.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Development and Redevelopment Projects in North America
December 31, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

	Project RSF (1)			Leased Status RSF (1)
Market - Submarket/	In								% Leased/
Property	Service	CIP	Total	Leased	Negotiating		Marketing	Total	Negotiating	Client Tenants
Development projects in North America
Greater Boston – Cambridge
225 Binney Street	-	305,212	305,212	305,212	-		-	305,212	100%	Biogen Idec Inc.
San Francisco Bay Area – Mission Bay
499 Illinois Street	-	222,780	222,780	-	-		222,780	222,780	-	N/A
Greater NYC – Manhattan
430 East 29th Street	-	419,806	419,806	60,816	167,244	(2)	191,746	419,806	54%	Roche
Development projects in North America	-	947,798	947,798	366,028	167,244		414,526	947,798	56%

Redevelopment projects in North America
Greater Boston – Cambridge
400 Technology Square	140,532	71,592	212,124	169,939	-		42,185	212,124	80%	Ragon Institute of MGH, MIT and Harvard; Epizyme, Inc.; Warp Drive Bio, LLC; Aramco Services Company, Inc.
San Diego – University Town Center
4757 Nexus Center Drive	-	68,423	68,423	68,423	-		-	68,423	100%	Genomatica, Inc.
Seattle – Lake Union					-
1551 Eastlake Avenue	74,914	42,569	117,483	74,914	-		42,569	117,483	64%	Puget Sound Blood Center and Program
1616 Eastlake Avenue	-	66,776	66,776	40,706	-		26,070	66,776	61%	Infectious Disease Research Institute
Suburban and other redevelopment projects	45,287	182,264	227,551	146,613	59,532		21,406	227,551	91%
Redevelopment projects in North America	260,733	431,624	692,357	500,595	59,532		132,230	692,357	81%
Total development and redevelopment projects in North America	260,733	1,379,422	1,640,155	866,623	226,776		546,756	1,640,155	67%

	Investment (1)						Initial Stabilized			Initial
Market - Submarket/	December 31, 2012		To Complete		Total at	Per	Yield (1) (3)		Project Start	Occupancy	Stabilization
Property	In Service	CIP	2013	Thereafter	Completion (3)	RSF	Cash	GAAP	Date (1)	Date (1)	Date (1)
Development projects in North America
Greater Boston – Cambridge
225 Binney Street	$-	$104,422	$75,851	$-	$180,273	$591	7.5%	8.1%	4Q11	4Q13	4Q13
San Francisco Bay Area – Mission Bay
499 Illinois Street	$-	$113,196	$17,119	$22,894	$153,209	$688	6.4%	7.2%	2Q11	2Q14	1Q15
Greater NYC – Manhattan
430 East 29th Street	$-	$213,960	$134,057	$115,228	$463,245	$1,103	6.6%	6.5%	4Q12	4Q13	2016
Development projects in North America	$-	$431,578	$227,027	$138,122	$796,727	$841

Redevelopment projects in North America
Greater Boston – Cambridge
400 Technology Square	$85,732	$43,966	$14,990	$-	$144,688	$682	8.1%	8.9%	4Q11	4Q12	4Q13
San Diego – University Town Center
4757 Nexus Center Drive	$-	$3,966	$24,167	$6,696	$34,829	$509	7.6%	7.8%	4Q12	4Q13	4Q13 (5)
Seattle – Lake Union
1551 Eastlake Avenue	$41,787	$17,520	$4,703	$-	$64,010	$545	6.7%	6.7%	4Q11	4Q11	4Q13
1616 Eastlake Avenue	$-	$29,033	$4,115	$4,668	$37,816	$566	8.4%	8.6%	4Q12	2Q13	2014
Suburban and other redevelopment projects	$42,320	$105,259	$37,391	$-	$184,970	$813
Redevelopment projects in North America	$169,839	$199,744	$85,366	$11,364	$466,313	$674
Total development and redevelopment projects in North America	$169,839	$631,322	$312,393	$149,486	$1,263,040	$770

Refer to the following page for all footnotes to the table above

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Development and Redevelopment Projects in North America
December 31, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Development project commencements in the first quarter of 2013 in North America

	Project RSF (1)				Leased Status RSF (1)
Market – Submarket/	In									% Leased/
Property	Service	CIP		Total	Leased	Negotiating	Marketing		Total	Negotiating		Client Tenants
Greater Boston – Cambridge
75/125 Binney Street	–	386,275	(5)	386,275	244,123	–	142,152	(6)	386,275	63%	(6)	ARIAD Pharmaceuticals, Inc.

	Investment								Initial Stabilized			Initial
Market – Submarket/	December 31, 2012		To Complete				Total at	Per	Yield (1) (3)		Project Start	Occupancy	Stabilization
Property	In Service	CIP (4)	2013		Thereafter	Subtotal	Completion (3)	RSF	Cash	GAAP	Date (1)	Date (1)	Date (1)
Greater Boston – Cambridge
75/125 Binney Street	$–	87,452	$101,087	(7)	$162,900	$263,987	$351,439	$910	8.0%	8.2%	1Q13	1Q15	2016

The following table presents the current assumptions included in our guidance for funding of the cost to complete the 75/125 Binney Street project:

Cost to Complete (7)
	2013	Thereafter	Total
ARE investment	$40,000 - 50,000	$–	$40,000 - 50,000
Binney JV partner capital contribution	20,000 - 25,000	–	20,000 - 25,000
Secured construction loan	30,000 - 40,000	160,000 - 165,000	190,000 - 205,000
	$90,000 - 115,000	$160,000 - 165,000	$250,000 - 280,000

(1)

All project information, including rentable square feet; investment; Initial Stabilized Yields; and project start, occupancy and stabilization dates, relates to the discrete portion of each property undergoing active development or redevelopment. A redevelopment project does not necessarily represent the entire property or the entire vacant portion of a property. For example, the redevelopment project at 1616 Eastlake Avenue represents the conversion of two floors from office to laboratory/office aggregating 66,776 rentable square feet. The remaining rentable square feet of 101,714 at this property not undergoing active redevelopment was 74.8% occupied at December 31, 2012, and is included in our operating statistics.

(2)	Represents rentable square feet subject to letters of intent.
(3)

As of December 31, 2012, 96% of our leases contained annual rent escalations that were either fixed or based on a consumer price index or another index. Our Initial Stabilized Yield on a cash basis reflects cash rents at date of stabilization and does not reflect contractual rent escalations beyond the stabilization date. We expect, on average, our contractual cash rents related to our value-added projects to increase over time. Our estimates for initial cash and GAAP yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

(4)

We expect to deliver 54,102 rentable square feet, or 79% of the total project, to Genomatica, Inc. in the fourth quarter of 2013. Genomatica, Inc. is contractually required to lease the remaining 14,411 rentable square feet no later than 18 to 24 months following the delivery of the initial 54,102 rentable square foot space.

(5)

As of December 31, 2012, this project was classified in land undergoing preconstruction activities (additional CIP) in North America. This project will be transferred into active development upon commencement of vertical construction during the three months ended March 31, 2013.

(6)	ARIAD Pharmaceuticals, Inc. has potential additional expansion opportunities through June 2014.
(7)

Our guidance has assumed transfer of 50% of our ownership interest in the 75/125 Binney Street project to be accounted for as an in-substance partial sale of an interest in a land parcel, with the resulting entity presented as an unconsolidated joint venture (the “Binney JV”) in our financial statements. This sale of a land parcel is included in our total projected asset sales for 2013. The total remaining cost to complete for the 75/125 Binney Street project is expected to aggregate approximately $264 million through 2016, of which $101 million is expected to be invested in 2013. The projected sources of funding for the $264 million cost to complete for this project include a secured construction loan of approximately $190 million to $205 million, Binney JV partner capital contribution of approximately $75 million to $80 million, (approximately $20 million to $25 million to be used towards construction) and our investment in the project of approximately $40 million to $50 million. Our guidance for 2013 development, redevelopment, and construction spending of $545 to $595 million, shown on page 8, includes our estimated investment in the project of approximately $40 million to $50 million into the Binney JV.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Investment in Unconsolidated Real Estate Entity and Future Value-Added Projects in North America
December 31, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Investment in unconsolidated real estate entity

In March 2012, we completed an in-substance partial sale of our interest in a joint venture that owned a land parcel supporting a future building with 414,000 rentable square feet in the Longwood Medical Area of the Greater Boston market to a newly formed joint venture (the “Restated JV”) with National Development and Charles River Realty Investors, and admitted as a 50% member Clarion Partners, LLC, resulting in a reduction of our ownership interest from 55% to 27.5%.  The transfer of one-half of our 55% ownership interest in this real estate venture to Clarion Partners, LLC, was accounted for as an in-substance partial sale of an interest in the underlying real estate.  Upon formation of the Restated JV, the existing $38.4 million secured loan was refinanced with a seven-year (including two one-year extension options) non-recourse $213 million secured construction loan with initial loan proceeds of $50 million.  As of December 31, 2012, the outstanding balance on the construction loan was $61.0 million.  We do not expect our share of capital contributions through the completion of the project to exceed the approximate $22.3 million in net proceeds received in this transaction.  Construction of this $350 million project commenced in April 2012.  The initial occupancy date for this project is expected in the fourth quarter of 2014, the project is 37% pre-leased to Dana-Farber Cancer Institute, Inc.  In addition, Dana-Farber Cancer Institute, Inc. has an option to lease an additional two floors approximating 99,000 rentable square feet, or 24% of the total rentable square feet of the project.  We expect to earn development and other fees of approximately $3.5 million through 2015, and recurring annual property management fees thereafter, from this project.  As of December 31, 2012, key information regarding the unconsolidated real estate entity in the Greater Boston market was as follows:

360 Longwood Avenue, Greater Boston
Our	Total Venture	Current				Unlevered Initial		Total Venture	Venture Debt	Debt	Our Equity
Ownership	Costs at	Venture	Project	Percentage	Stabilization	Stabilized Yield (1)		Debt	Outstanding	Available	Investment
Percentage	Completion (1)	CIP	RSF	Leased	Date	Cash	GAAP	Commitment (2)	as of 12/31/12	as of 12/31/12	as of 12/31/12 (3)
27.5%	$350,000	$136,207	414,000	37% (4)	2016	8.3%	8.9%	$213,200	$60,988	$152,212	$28,656

(1)

Our estimates for initial cash and GAAP yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

(2)

Total joint venture loan commitment is comprised of borrowings up to $175.2 million which bear interest at fixed interest rate of 5.25%, and additional borrowings up to $38 million that bear interest at LIBOR plus 3.75% with a floor of 5.25%, which will be used to fund tenant improvements, leasing commissions, and other related expenses. The joint venture has entered into an interest rate hedge agreement to cap LIBOR at a maximum of 3.50%. The notes carry a maturity date of April 1, 2019, assuming the joint venture exercises its option to extend the stated maturity date of April 1, 2017, by one year, twice.

(3)

Our expected remaining cash commitment to the venture of approximately $16.9 million is less than the $22.3 million received in March 2012 from the sale of one-half of our 55% interest in a land parcel.

(4)	Dana-Farber Cancer Institute, Inc. has an option to lease an additional two floors approximating 99,000 rentable square feet, or 24% of the total rentable square feet of the project.

Future value-added projects in North America

The following table summarizes the components of our future value-added developable square footage in North America:

	December 31, 2012					September 30, 2012
Market	Land Undergoing Preconstruction Activities (additional CIP)		Land Held for Future Development	Total Land (1)	Future Redevelop- ment (2)	Land Undergoing Preconstruction Activities (additional CIP)	Land Held for Future Development	Total Land (1)	Future Redevelop- ment (2)

Greater Boston	1,689,000	(3)	155,000	1,844,000	119,000	1,589,000	155,000	1,744,000	119,000

San Francisco Bay Area - Mission Bay	–		290,000	290,000	–	–	290,000	290,000	–

San Francisco Bay Area - South San Francisco	107,000	(4)	911,000	1,018,000	40,000	–	1,024,000	1,024,000	40,000

San Diego	801,000	(5)	74,000	875,000	264,000	255,000	522,000	777,000	264,000

Greater NYC	–	(6)	–	–	–	420,000	–	420,000	–

Suburban Washington, D.C.	231,000	(7)	1,043,000	1,274,000	501,000	–	1,274,000	1,274,000	416,000

Seattle	106,000	(8)	959,000	1,065,000	15,000	106,000	959,000	1,065,000	82,000

Other markets	–		1,085,000	1,085,000	105,000	–	1,085,000	1,085,000	105,000

Canada	–		142,000	142,000	–	–	142,000	142,000	–

Total future value-added projects in North America	2,934,000		4,659,000	7,593,000	1,044,000	2,370,000	5,451,000	7,821,000	1,026,000

(1)

In addition to assets included in our gross investment in real estate, we hold options/rights for parcels supporting the future ground-up development of approximately 420,000 rentable square feet in Alexandria Center™ for Life Science – New York City related to an option under our ground lease. Additionally, amounts are updated as necessary to reflect refinement of design of each building.

(2)

Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment. These spaces are classified in investments in real estate, net, in the condensed consolidated balance sheets.

(3)

Represents preconstruction related to four future ground-up development projects aggregating 1.6 million rentable square feet related to The Alexandria Center™ at Kendall Square and one future ground-up development project aggregating 100,000 rentable square feet related to the Alexandria Technology Square® – Cambridge.

(4)

Represents preconstruction related to a future development site aggregating 107,000 rentable square feet in the South San Francisco submarket.  We expect to commence development of this 100% pre-leased project during the three months ended March 31, 2013.

(5)

Represents preconstruction related to a future development site for 205,000 rentable square feet in Torrey Pines. This site also contains a parking structure and other improvements. Additionally, this also includes three future development sites aggregating 596,000 rentable square feet in the University Town Center submarket.

(6)

In November 2012, we commenced the ground-up development of a building with 419,806 rentable square feet at 430 East 29th Street, the West Tower of the Alexandria Center™ for Life Science – New York City. The cost previously classified as land undergoing preconstruction activities included costs related to steel, curtain wall, foundation, and underground parking garage.

(7)	Represents a future development project containing 231,000 rentable square feet at 9800 Medical Center Drive in the Rockville submarket.
(8)	Represents preconstruction related to a future ground-up development project for 106,000 rentable square feet in the Lake Union submarket.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Capital Expenditures
December 31, 2012

(Unaudited)

Construction spending - actual	Year Ended December 31, 2012 (in thousands)
Development projects in North America	$221,826
Redevelopment projects in North America	184,053
Preconstruction	73,087
Generic infrastructure/building improvement projects in North America (1)	72,752
Development and redevelopment projects in Asia	25,669
Total construction spending (2)	$577,387

Construction spending - projection	Year Ended December 31, 2013 (in thousands)	Thereafter (in thousands)
Active development projects in North America	$227,027	$138,122
Active redevelopment projects in North America	85,366	11,364
Preconstruction	40,889	TBD	(3)
Generic infrastructure/building improvement projects in North America	53,629	TBD	(3)
Future projected construction projects (4)	111,447 - 161,447	TBD	(3)
Development and redevelopment projects in Asia	26,642	25,877
Total construction spending (2)	$545,000 - 595,000	$175,363

(1)	Includes revenue-enhancing projects and amounts shown in the table below related to non-revenue-enhancing capital expenditures.
(2)	Amounts include indirect project costs, including interest, property taxes, insurance, and payroll costs.
(3)	Estimated spending beyond 2013 will be determined at a future date and is contingent upon many factors.
(4)	Includes future projected construction projects in North America, including a future ground-up development at 75/125 Binney Street, and future redevelopment projects at 3013/3033 Science Park Road.

The table below shows the average per square foot property-related non-revenue-enhancing capital expenditures, tenant improvements, and leasing costs (excluding capital expenditures and tenant improvements that are recoverable from client tenants, revenue-enhancing, or related to properties that have undergone redevelopment).

Year Ended
Non-revenue-enhancing capital expenditures (1):	December 31, 2012
Major capital expenditures	$223,737
Other building improvements	$1,844,708
Square feet in asset base	14,115,129
Per square foot:
Major capital expenditures	$0.02
Other building improvements	$0.13
Tenant improvements and leasing costs:
Re-tenanted space (2)
Tenant improvements and leasing costs	$2,672,823
Re-tenanted square feet	284,263
Per square foot	$9.40
Renewal space
Tenant improvements and leasing costs	$6,508,352
Renewal square feet	1,191,140
Per square foot	$5.46

(1)	Major capital expenditures typically consist of significant improvements such as roof and HVAC systems replacements. Other building improvements exclude major capital expenditures.
(2)	Excludes space that has undergone redevelopment before re-tenanting.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Real Estate Investment in Asia
December 31, 2012

(Tabular dollar amounts in thousands, except per square foot amounts)

(Unaudited)

Property listing

								Occupancy Percentage
	Rentable Square Feet				Number of	Annualized			Operating and
Country	Operating	Development	Redevelopment	Total	Properties	Base Rent		Operating	Redevelopment
China
China	299,484	–	–	299,484	1	$443	(1)	46.7%	46.7%
China	–	309,476	–	309,476	1	–		N/A	N/A
Total China	299,484	309,476	–	608,960	2	$443		46.7%	46.7%

India
India	33,698	–	–	33,698	1	$219		41.7%	41.7%
India	143,260	–	–	143,260	1	2,295		86.5	86.5
India	–	134,500	–	134,500	1	–		N/A	N/A
India	–	175,000	–	175,000	1	–		N/A	N/A
India	25,020	–	70,808	95,828	1	305		100.0	26.1
India	–	–	44,660	44,660	1	–		N/A	–
India	86,200	–	–	86,200	1	926		100.0	100.0
Total India	288,178	309,500	115,468	713,146	7	$3,745		86.5%	61.7%
Total Asia	587,662	618,976	115,468	1,322,106	9	$4,188		66.2%	55.3%

(1)	Represents annualized base rent for non-laboratory use.

Summary of investments in real estate

	December 31, 2012			September 30, 2012
	Book Value	Square Feet	Cost per Square Foot	Book Value	Square Feet	Cost per Square Foot
Rental properties, net, in China	$21,456	299,484	$72	$21,435	299,484	$72
Rental properties, net, in India	32,391	288,178	112	31,191	292,704	107

CIP/current value-added projects:
Active development in China	57,305	309,476	185	56,098	309,476	181
Active development in India	30,008	309,500	97	26,337	309,500	85
Active redevelopment projects in India	14,289	115,468	124	12,866	112,061	115
	101,602	734,444	138	95,301	731,037	130

Land held for future development/land undergoing preconstruction activities (additional CIP) - India	82,314	6,829,000	12	78,511	6,789,000	12
Total investments in real estate, net, in Asia	$237,763	8,151,106	$29	$226,438	8,112,225	$28

Active development and redevelopment

	Project RSF			Leased Status RSF					Investment
	In							Leased/	December 31, 2012		To Complete		Total at
Description	Service	CIP	Total	Leased	Negotiating	Marketing	Total	Negotiating %	In Service	CIP	2013	Thereafter	Completion (1)
China development project	–	309,476	309,476	–	–	309,476	309,476	–%	$–	$57,305	$4,530	$20,465	$82,300
India development projects	–	309,500	309,500	175,000	–	134,500	309,500	57%	–	30,008	17,498	4,279	51,785
India redevelopment projects	25,020	115,468	140,488	38,635	6,400	95,453	140,488	32%	2,673	14,289	4,614	1,133	22,709
Total active development and redevelopment in Asia	25,020	734,444	759,464						$2,673	$101,602	$26,642	$25,877	$156,794

(1)

Our estimates for total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project costs.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Credit Metrics

December 31, 2012

(Unaudited)

Net Debt/Adjusted EBITDA	Fixed Charge Coverage Ratio

Net Debt to Gross Assets (Excluding Cash and Restricted Cash)	Interest Coverage Ratio

Unencumbered NOI as a % of Total NOI	Unencumbered Assets Gross Book Value as a % of Gross Assets

Liquidity	Unhedged Variable Rate Debt as a % of Total Debt

(1)    Periods represent quarter annualized metrics.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Debt
December 31, 2012
(Tabular dollar amounts in thousands)

(Unaudited)

Fixed rate/hedged and unhedged variable rate debt

	Fixed Rate/Hedged Variable Rate	Unhedged Variable Rate	Total Consolidated	Percentage of Total	Weighted Average Interest Rate at End of Period (1)	Weighted Average Remaining Term (Years)
Secured notes payable (2)	$622,733	$93,411	$716,144	22.5%	5.65%	3.1
Unsecured senior notes payable (2)	549,805	–	549,805	17.3	4.61	9.2
Unsecured senior line of credit (3)	–	566,000	566,000	17.8	1.41	4.3
2016 Unsecured Senior Bank Term Loan (4)	750,000	–	750,000	23.5	2.39	3.5
2017 Unsecured Senior Bank Term Loan (5)	300,000	300,000	600,000	18.9	4.05	4.1
Total debt	$2,222,538	$959,411	$3,181,949	100.0%	3.65%	4.7
Percentage of total debt	70%	30%	100%

(1)             Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements.  The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)             Represents amounts net of unamortized premiums/discounts.

(3)             Total commitments available for borrowing aggregate $1.5 billion under our unsecured senior line of credit.  As of December 31, 2012, we had approximately $0.9 billion available for borrowings under our unsecured senior line of credit.  Weighted average remaining term assumes we exercise our sole option to extend the stated maturity date of April 30, 2016, by six months, twice, to April 30, 2017.

(4)             Assumes we exercise our sole option to extend the stated maturity date of June 30, 2015, by one year, to June 30, 2016.

(5)             Assumes we exercise our sole option to extend the stated maturity date of January 31, 2016, by one year, to January 31, 2017.

Debt maturities

Debt	Stated Rate	Effective Interest Rate (1)	Maturity Date		2013	2014	2015	2016	2017	Thereafter	Total
Secured notes payable
Suburban Washington, D.C.	6.36%	6.36%	9/1/13		$26,093	$–	$–	$–	$–	$–	$26,093
Greater Boston	5.26	5.59	4/1/14		3,839	208,683	–	–	–	–	212,522
Suburban Washington, D.C.	2.20	2.20	4/20/14		–	76,000	–	–	–	–	76,000
San Diego	6.05	4.88	7/1/14		131	6,458	–	–	–	–	6,589
San Diego	5.39	4.00	11/1/14		164	7,495	–	–	–	–	7,659
Seattle	6.00 (2)	6.00	11/18/14		240	240	–	–	–	–	480
Suburban Washington, D.C.	5.64	4.50	6/1/15		120	138	5,788	–	–	–	6,046
San Francisco Bay Area	LIBOR+1.50	1.74	7/1/15	(3)	–	–	16,931	–	–	–	16,931
Greater Boston, San Francisco Bay Area, and San Diego	5.73	5.73	1/1/16		1,617	1,713	1,816	75,501	–	–	80,647
Greater Boston, San Diego, and Greater NYC	5.82	5.82	4/1/16		878	931	988	29,389	–	–	32,186
San Francisco Bay Area	6.35	6.35	8/1/16		2,332	2,487	2,652	126,715	–	–	134,186
San Diego, Suburban Washington, D.C., and Seattle	7.75	7.75	4/1/20		1,345	1,453	1,570	1,696	1,832	108,469	116,365
San Francisco Bay Area	6.50	6.50	6/1/37		16	17	18	19	20	773	863
Average/Total	5.59%	5.65			36,775	305,615	29,763	233,320	1,852	109,242	716,567

$1.5 billion unsecured senior line of credit	LIBOR+1.20% (4)	1.41	4/30/17	(5)	–	–	–	–	566,000	–	566,000

2016 Unsecured Senior Bank Term Loan	LIBOR+1.75%	2.39	6/30/16	(6)	–	–	–	750,000	–	–	750,000
2017 Unsecured Senior Bank Term Loan	LIBOR+1.50%	4.05	1/31/17	(7)	–	–	–	–	600,000	–	600,000

Unsecured senior notes payable (8)	4.60%	4.61	4/1/22		–	250	–	–	–	550,000	550,250
Average/Subtotal		3.65			36,775	305,865	29,763	983,320	1,167,852	659,242	3,182,817
Unamortized discounts		–			(464)	(78)	(12)	(44)	(47)	(223)	(868)
Average/Total		3.65%			$36,311	$305,787	$29,751	$983,276	$1,167,805	$659,019	$3,181,949

Balloon payments					$25,757	$297,330	$22,659	$980,029	$1,166,000	$653,791	$3,145,566
Principal amortization					10,554	8,457	7,092	3,247	1,805	5,228	36,383
Total consolidated debt					$36,311	$305,787	$29,751	$983,276	$1,167,805	$659,019	$3,181,949

Fixed rate/hedged variable rate debt					$36,071	$229,547	$12,820	$983,276	$301,805	$659,019	$2,222,538
Unhedged variable rate debt					240	76,240	16,931	–	866,000	–	959,411
Total consolidated debt					$36,311	$305,787	$29,751	$983,276	$1,167,805	$659,019	$3,181,949

(1)             Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements.  The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)             Represents a loan assumed with the acquisition of a property.  The interest rate is based upon 10-year U.S. treasury bills plus 3%, with a floor of 6% and a ceiling of 8.5%.

(3)             We have an option to extend the stated maturity date of July 1, 2015, by one year, twice, to July 1, 2017.

(4)             In addition to the stated rate, we are subject to an annual facility fee of 0.25%.

(5)             Assumes we exercise our sole option to extend the stated maturity date of April 30, 2016, by six months, twice, to April 30, 2017.

(6)             Assumes we exercise our sole option to extend the stated maturity date of June 30, 2015, by one year, to June 30, 2016.

(7)             Assumes we exercise our sole option to extend the stated maturity date of January 31, 2016, by one year, to January 31, 2017.

(8)             Includes $550 million of our 4.60% unsecured senior notes payable due in April 2022, and $250,000 of our 8.00% unsecured senior convertible notes payable with a maturity date of April 15, 2014.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Debt
December 31, 2012
(Tabular dollar amounts in thousands)

(Unaudited)

Debt covenants

	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios	Requirement	Actual (1)	Requirement	Actual (1)
Total Debt to Total Assets (2)	< 60%	40%	< 60.0% (3)	37%

Consolidated EBITDA to Interest Expense (4)	> 1.5x	5.7x	> 1.50x	2.5x

Unencumbered Total Asset Value to Unsecured Debt	> 150%	250%	N/A	N/A

Secured Debt to Total Assets (5)	< 40%	9%	< 40.0% (3)	8%

Unsecured Leverage Ratio	N/A	N/A	< 60.0% (3)	43%

Unsecured Interest Coverage Ratio	N/A	N/A	> 1.75x	7.4x

(1)             Actual covenants are calculated pursuant to the specific terms of each agreement.

(2)             Under the unsecured senior line of credit and unsecured senior bank term loans, this ratio is referred to as the Leverage Ratio.

(3)             These ratios may increase by an additional 5% in connection with a Material Acquisition, as defined, for up to four quarters.

(4)             Under the unsecured senior line of credit and unsecured senior bank term loans, this ratio is referred to as the Fixed Charge Coverage Ratio.

(5)             Under the unsecured senior line of credit and unsecured senior bank term loans, this ratio is referred to as the Secured Debt Ratio.

Summary of interest rate hedge agreements

			Interest Pay	Fair Value as of	Notional Amount in Effect as of
Transaction Date	Effective Date	Termination Date	Rate (1)	December 31, 2012 (2)	December 31, 2012	December 31, 2013
December 2006	December 29, 2006	March 31, 2014	4.990%	$(2,991)	$50,000	$50,000
October 2007	October 31, 2007	September 30, 2013	4.642%	(1,672)	50,000	–
October 2007	July 1, 2008	March 31, 2013	4.622%	(264)	25,000	–
October 2007	July 1, 2008	March 31, 2013	4.625%	(264)	25,000	–
December 2006	November 30, 2009	March 31, 2014	5.015%	(4,510)	75,000	75,000
December 2006	November 30, 2009	March 31, 2014	5.023%	(4,518)	75,000	75,000
December 2011	December 31, 2012	December 31, 2013	0.640%	(1,057)	250,000	–
December 2011	December 31, 2012	December 31, 2013	0.640%	(1,057)	250,000	–
December 2011	December 31, 2012	December 31, 2013	0.644%	(533)	125,000	–
December 2011	December 31, 2012	December 31, 2013	0.644%	(533)	125,000	–
December 2011	December 31, 2013	December 31, 2014	0.977%	(1,632)	–	250,000
December 2011	December 31, 2013	December 31, 2014	0.976%	(1,630)	–	250,000
Total				$(20,661)	$1,050,000	$700,000

(1)             In addition to the interest pay rate, borrowings outstanding under our unsecured senior line of credit and unsecured senior bank term loans include an applicable margin currently ranging from 1.20% to 1.75%.

(2)             Including accrued interest and credit valuation adjustment.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

December 31, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margins

EBITDA represents earnings before interest, taxes, depreciation, and amortization (“EBITDA”), a non-GAAP financial measure, and is used by us and others as a supplemental measure of performance.  We use adjusted EBITDA (“Adjusted EBITDA”) and Adjusted EBITDA margins to assess the performance of our core operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis.  Adjusted EBITDA also serves as a proxy for a component of a financial covenant under certain of our debt obligations.  Adjusted EBITDA is calculated as EBITDA excluding net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, gains or losses on sales of land parcels, impairments of real estate, and impairments of land parcels.  We believe Adjusted EBITDA and Adjusted EBITDA margins provide investors relevant and useful information because they permit investors to view income from our operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, gains or losses on sales of land parcels, impairments of real estate, and impairments of land parcels.  By excluding interest expense, EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins allow investors to measure our performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our performance to that of other companies, both in the real estate industry and in other industries.  We believe that excluding non-cash charges related to stock-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that adjusting for the effects of gains or losses on early extinguishment of debt, gains or losses on sales of real estate, gains or losses on sales of land parcels, impairments of real estate, and impairments of land parcels provides useful information by excluding certain items that are not representative of our core operating results.  These items are not related to core operations, not dependent upon historical costs, and not subject to judgmental valuation inputs and the timing of our decisions.  EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins have limitations as measures of our performance.  EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins are relevant and widely used measures of performance, they do not represent net income or cash flows from operations as defined by GAAP, and they should not be considered as alternatives to those indicators in evaluating performance or liquidity.  Further, our computation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins may not be comparable to similar measures reported by other companies.

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins:

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Net income	$28,807	$18,305	$25,641	$32,775	$35,462	$105,528	$135,393
Interest expense – continuing operations	17,941	17,094	17,922	16,227	14,757	69,184	63,378
Interest expense – discontinued operations	–	–	–	–	–	–	65
Depreciation and amortization – continuing operations	48,072	47,176	51,276	42,326	39,762	188,850	153,087
Depreciation and amortization – discontinued operations	–	997	1,079	1,079	1,204	3,155	4,939
EBITDA	94,820	83,572	95,918	92,407	91,185	366,717	356,862
Stock compensation expense	3,748	3,845	3,274	3,293	3,306	14,160	11,755
Loss on early extinguishment of debt	–	–	1,602	623	–	2,225	6,485
Gain on sale of real estate	–	(1,562)	(2)	–	–	(1,564)	–
Gain on sale of land parcel	–	–	–	(1,864)	–	(1,864)	(46)
Impairment of real estate	1,601	9,799	–	–	–	11,400	994
Impairment of land parcel	2,050	–	–	–	–	2,050	–
Adjusted EBITDA	$102,219	$95,654	$100,792	$94,459	$94,491	$393,124	$376,050

Total revenues	$154,170	$145,455	$148,016	$138,432	$139,249	$586,073	$548,225
Adjusted EBITDA margins	66%	66%	68%	68%	68%	67%	69%

Adjusted funds from operations

AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance.  We compute AFFO by adding to or deducting from FFO, as adjusted: (1) non-revenue-enhancing capital expenditures, tenant improvements, and leasing commissions (excludes development and redevelopment expenditures); (2) effects of straight-line rent and straight-line rent on ground leases; (3) capitalized income from development projects; (4) amortization of acquired above and below market leases, loan fees, and debt premiums/discounts; (5) non-cash compensation expense; and (6) allocation of AFFO attributable to unvested restricted stock awards.

We believe that AFFO is a useful supplemental performance measure because it further adjusts to: (1) deduct certain expenditures that, although capitalized and classified in depreciation expense, do not enhance the revenue or cash flows of our properties; (2) eliminate the effect of straight-lining our rental income and capitalizing income from development projects in order to reflect the actual amount of contractual rents due in the period presented; and (3) eliminate the effect of non-cash items that are not indicative of our core operations and do not actually reduce the amount of cash generated by our operations.  We believe that eliminating the effect of non-cash charges related to stock-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that AFFO provides useful information by excluding certain items that are not representative of our core operating results because such items are dependent upon historical costs or subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance.  We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

December 31, 2012

(Unaudited)

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Capitalized interest

A key component of our business model is our value-added development and redevelopment programs.  These programs are focused on providing high-quality generic life science laboratory space to meet the real estate requirements of and are reusable by various life science industry client tenants.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic life science laboratory facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or vice versa.  We also have certain significant value-added projects undergoing important and substantial preconstruction activities to bring these assets to their intended use.  These critical activities add significant value and are required for the construction of buildings.  The projects will provide high-quality facilities for the life science industry and are expected to generate significant revenue and cash flows for the Company.  In accordance with GAAP, we capitalize project costs clearly related to the construction, development, and redevelopment as a cost of the project.  Indirect project costs such as construction administration, legal fees, and office costs that clearly relate to projects under construction, development, and redevelopment are also capitalized as a cost of the project.  We capitalize project costs only during periods in which activities necessary to prepare an asset for its intended use are in progress.  We also capitalize interest cost as a cost of the project only during the period for which activities necessary to prepare an asset for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost is incurred.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other direct project costs related to these assets would be expensed as incurred.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees, and amortization of debt premiums/discounts.

Construction in progress/current value-added projects

Active development/active redevelopment projects

A key component of our business model is our value-added development and redevelopment programs.  These programs are focused on providing high-quality, generic, and reusable life science laboratory space to meet the real estate requirements of a wide range of clients in the life science industry.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic and reusable life science laboratory facilities.  We generally will not commence new development projects for aboveground vertical construction of new life science laboratory space without first securing pre-leasing for such space except when there is significant market demand for high-quality laboratory facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or vice versa.

Generic infrastructure/building improvement projects

Generic infrastructure/building improvement projects include revenue-enhancing capital spending, non-revenue-enhancing capital expenditures, and tenant improvements.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

December 31, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

EBITDA

See Adjusted EBITDA and Adjusted EBITDA margins

Fixed charge coverage ratio

The fixed charge coverage ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and dividends on preferred stock.  The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Adjusted EBITDA	$102,219	$95,654	$100,792	$94,459	$94,491

Interest expense – continuing operations	$17,941	$17,094	$17,922	$16,227	$14,757
Interest expense – discontinued operations	–	–	–	–	–
Add: capitalized interest	14,897	16,763	15,825	15,266	16,151
Less: amortized loan fees	(2,505)	(2,470)	(2,214)	(2,643)	(2,551)
Less: amortization of debt premium/discounts	(110)	(112)	(110)	(179)	(565)
Cash interest	30,223	31,275	31,423	28,671	27,792
Dividends on preferred stock	6,471	6,471	6,903	7,483	7,090
Fixed charges	$36,694	$37,746	$38,326	$36,154	$34,882

Fixed charge coverage ratio – quarter annualized	2.8x	2.5x	2.6x	2.6x	2.7x
Fixed charge coverage ratio – trailing 12 months	2.6x	2.6x	2.7x	2.7x	2.7x

Funds from operations and funds from operations, as adjusted

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted, is also helpful because it allows investors to compare our performance to the performance of other real estate companies between periods, and on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper and related implementation guidance (“NAREIT White Paper”).  The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of real estate and land parcels and impairments of real estate (excluding land parcels), plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Impairments of real estate relate to decreases in the estimated fair value of real estate due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.  Impairments of real estate represent the non-cash write-down of assets when fair value over the recoverability period is less than the carrying value.  We compute FFO, as adjusted, as FFO calculated in accordance with the NAREIT White Paper, plus losses on early extinguishment of debt, preferred stock redemption charges, and impairments of land parcels, less realized gain on equity investment primarily related to one non-tenant life science entity, and the amount of such items which are allocable to our unvested restricted stock awards.  Our calculations of both FFO and FFO, as adjusted, may differ from those methodologies utilized by other equity REITs for similar performance measurements, and, accordingly, may not be comparable to other equity REITs.  Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

Future value-added projects

Land held for future development

All preconstruction efforts have been advanced to appropriate stages and no further preconstruction activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.  We generally will not commence new development projects for aboveground vertical construction of new life science laboratory space without first securing pre-leasing for such space.

Land undergoing preconstruction activities (additional CIP)

Preconstruction activities include Building Information Modeling (3-D virtual modeling), design development and construction drawings, sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements.  Our objective with preconstruction is to reduce the time it takes to deliver projects to prospective client tenants.  Project costs are capitalized as a cost of the project during periods when activities necessary to prepare an asset for its intended use are in progress.  We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing pre-leasing for such space.  If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development.  The largest project included in land undergoing preconstruction consists of our 1.6 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts.

Future redevelopment

Our asset base also includes non-laboratory space (office, warehouse, and industrial space), classified as rental properties, representing square feet for future conversion into life science laboratory space through redevelopment.  These spaces are currently classified in investments in real estate, net, in the condensed consolidated balance sheets.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

December 31, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Gross assets (excluding cash and restricted cash)

Gross assets (excluding cash and restricted cash) are equal to total assets plus accumulated depreciation, less cash, cash equivalents, and restricted cash.

Initial stabilized yield - cash

Initial Stabilized Yield is calculated as the quotient of net operating income and our investment in the property at stabilization.  Our Initial Stabilized Yield on a cash basis reflects cash rents at date of stabilization and does not reflect contractual rent escalations beyond the stabilization date.  We expect, on average, our contractual cash rents related to our value-added projects to increase over time.  Our Initial Stabilized Yield excludes the impact of leverage.

Interest coverage ratio

Interest coverage ratio is the ratio of Adjusted EBITDA to cash interest.  This ratio is useful to investors as an indicator of our ability to service our cash interest obligations.  See fixed charge coverage ratio for calculation of cash interest.  The following table summarizes the calculation of the interest coverage ratio:

	Three Months Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Adjusted EBITDA	$102,219	$95,654	$100,792	$94,459	$94,491
Cash interest	$30,223	$31,275	$31,423	$28,671	$27,792

Interest coverage ratio – quarter annualized	3.4x	3.1x	3.2x	3.3x	3.4x
Interest coverage ratio – trailing 12 months	3.2x	3.2x	3.3x	3.4x	3.4x

Net debt

Net debt is equal to the sum of total debt less cash, cash equivalents, and restricted cash.

Net operating income

Net operating income is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus loss on early extinguishment of debt, impairment of land parcel, depreciation and amortization, interest expense, and general and administrative expense.  We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets.  Net operating income on a cash basis is net operating income on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe net operating income is useful to investors as a performance measure, because when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  Net operating income excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties.  For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Real estate impairments have been excluded in deriving net operating income because we do not consider impairment losses to be property level operating expenses.  Real estate impairment losses relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses.  Our real estate impairments represent the write down in the value of the assets to the estimated fair value less cost to sell.  These impairments result from investing decisions and the deterioration in market conditions that adversely impact underlying real estate values.  Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to the timing of corporate strategy.  Property operating expenses that are included in determining net operating income consist of costs that are related to our operating properties, such as utilities, repairs and maintenance, rental expense related to ground leases, contracted services, such as janitorial, engineering, and landscaping, property taxes and insurance, and property level salaries.  General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.  Net operating income presented by us may not be comparable to net operating income reported by other equity REITs that define net operating income differently.  We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  Net operating income should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

Same property comparisons

As a result of changes within our total property portfolio, the financial data presented in the Summary of Same Property Comparisons shows significant changes in revenue and expenses from period to period.  In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entire periods presented for the quarter periods (herein referred to as “Same Properties”) separate from properties acquired subsequent to the first day in the first period presented, properties undergoing active development and active redevelopment, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results (herein referred to as “Non-Same Properties”).  Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the Same Properties.

Total market capitalization

Total market capitalization is equal to the sum of outstanding shares of Series E Preferred Stock and common stock multiplied by the related closing price of each class at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock (“Series D Convertible Preferred Stock”), and total debt.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

December 31, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of our results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level.  We use unencumbered net operating income as a percentage of total net operating income in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under certain of our debt obligations.  Unencumbered net operating income is derived from assets classified in continuing operations which are not subject to any mortgage, deed of trust, lien, or other security interest as of the period for which income is presented.  Unencumbered net operating income for periods through September 30, 2012, has been reclassified to conform to current period presentation related to discontinued operations.

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Unencumbered net operating income	$76,833	$73,543	$76,989	$68,462	$66,968	$296,033	$252,376
Encumbered net operating income	30,698	27,298	28,668	29,059	30,728	115,517	136,282
Total net operating income	$107,531	$100,841	$105,657	$97,521	$97,696	$411,550	$388,658

Unencumbered net operating income as a percentage of total net operating income	71%	73%	73%	70%	69%	72%	65%

Weighted average interest rate for capitalization

The weighted average interest rate for calculating capitalization of interest required pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate hedge agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees.  A separate calculation is performed each month to determine our weighted average interest rate for capitalization for the month.  The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate hedge agreements, and the amount of loan fee amortization.

Weighted average shares for calculating FFO, FFO, as adjusted, and AFFO per share

Weighted average shares represent the weighted average of common shares outstanding during the period.  The following calculation of weighted average shares was applied to arrive at FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	63,091,781	62,364,210	61,663,367	61,507,807	61,427,495	62,159,913	59,066,812
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	6,146	6,087	6,087	6,087	6,087	6,146	6,087
Dilutive effect of stock options	–	–	173	1,160	3,939	331	10,798
Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	63,097,927	62,370,297	61,669,627	61,515,054	61,437,521	62,166,390	59,083,697

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